Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of July 15, 2020

i

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

EXHIBIT B: NOTICE OF REDEMPTION

EXHIBIT C: CONSENT BY SPOUSE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, dated as of July 15, 2020 (this “Agreement”), is entered into by and among Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), each of the Members (as defined herein), and, solely with respect to Section 7.2(b) and Section 7.3(d), each of the Prism Members (as defined herein) and, solely with respect to Section 4.4, Section 4.5, Section 4.6, Section 7.2, Section 7.3, Section 11.7 and Section 14.1(b), Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”).

RECITALS

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act (the “Act”), by the filing of a Certificate of Formation with the Secretary of the State of Delaware;

WHEREAS, the Company operated pursuant to the terms of that certain Limited Liability Company Agreement, dated as of July 3, 2018 (the “Original Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, dated as of April 23, 2020 (the “Business Combination Agreement”) by and between the Corporation, Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest” and, together with Prism, the “Initial Members”), the Company, CEP V DMS US Blocker Company, a Delaware corporation (the “Blocker Member”) and the other parties thereto, the Corporation, the Initial Members, the Blocker Member and the Company have consummated certain transactions and, as of the Closing Date and in accordance with Section 2.2, the Blocker Member holds a number of Common Units equal to the number of issued and outstanding Class A Shares (including the number of Class A Shares into which all outstanding Class C Shares are convertible in accordance with the Charter) on the Closing Date and the Initial Members hold a number of Common Units equal to the product of (a) the number of issued and outstanding Class B Shares held by the Initial Members on the Closing Date, multiplied by (b) the Conversion Ratio; and

WHEREAS, the Blocker Member and the Initial Members now desire to amend and restate the Original Agreement in its entirety to be as set forth herein.

NOW, THEREFORE, in consideration of the benefits to be derived hereunder and the transactions contemplated hereby, and the representations, warranties, covenants, agreements and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. As used herein, each of the following underlined terms has the meaning specified in this Section 1.1:

“Additional Member” means any Person that is admitted to the Company as a Member pursuant to Section 12.1, is shown as such on the books and records of the Company and has not ceased to be a Member pursuant to the Act and this Agreement; provided that a Substituted Member shall not be deemed an Additional Member.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) debit to such Capital Account such Member’s share of the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” means 1.0; provided, however, that in the event:

(a) the Corporation (i) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (ii) splits or subdivides its outstanding Class A Shares or (iii) effects a reverse stock split or otherwise combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of Class A Shares (determined without such assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b) the Corporation distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares, at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the later of the distribution date of such Distributed Rights and the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the number of Class A Shares issued and outstanding on the later of such record date and the date such Distributed Rights become exercisable, plus the maximum number of Class A Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of Class A Shares issued and outstanding on the later of such record date and the date such Distributed Rights become exercisable, plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the later of such record date and the date such Distributed Rights become exercisable; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(c) the Corporation distributes, by dividend or otherwise, to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in the foregoing clauses (a) or (b)), which evidences of indebtedness or assets relate to assets not received by the Corporation or its Controlled Entities pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Class A Share on such record date and (ii) the denominator of which shall be the Value of a Class A Share as of such record date less the then Fair Market Value (as determined by the Corporation, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share;

provided that, notwithstanding the foregoing, if any of the events in clauses (a), (b) or (c) above occur, no adjustments to the Adjustment Factor will be made for any class or series of Membership Interests to the extent that the Company makes or effects a correlative distribution or payment to all of the Members holding Membership Interests of such class or series, or effects a correlative split, subdivision, reverse split or combination in respect of the Membership Interests of such class or series. If the Corporation effects a dividend that allows holders of Class A Shares to elect to receive cash or additional Class A Shares, the Company may effect a correlative distribution by distributing to all Members holding Membership Interests of such class or series a combination of cash and additional Membership Interests in the same ratio as the ratio of cash and Class A Shares paid and issued by the Corporation, without offering Members an opportunity to elect to receive cash or additional Membership Interests. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes only, examples of adjustments to the Adjustment Factor are set forth on Exhibit A.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person; provided that, for the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that no member of the Parent Corporation Group shall be considered an Affiliate of any Non-Blocker Member for purposes hereof.

“Asset” means any assets or property of the Company.

“Assignee” means any Person (a) to which a Membership Interest has been Transferred but that has not become a Substituted Member and (b) that has the rights set forth in Section 11.5.

“Assumed Tax Liability” means, in the case of the Parent Corporation Group, the sum of (a) all of the Parent Corporation Group’s federal, state, local and non-U.S. tax liabilities, plus (b) the amount necessary to satisfy the Corporation’s payment obligations pursuant to the Tax Receivable Agreement, in each case during the Fiscal Year to which the Tax Distribution under Section 5.2 relates.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Corporation.

“Board of Managers” means the Board of Managers of the Company, which shall, unless otherwise determined by the Board of Directors in its sole discretion, at all times to be composed of the same persons who are then members of the Board of Directors.

“Business” means the business of the Company and its Controlled Entities, providing lead generation services using proprietary systems and processes to reach, engage and acquire potential customers for clients in the for-profit education vertical as currently carried on by the Company and its Controlled Entities and such other businesses the Company and its Controlled Entities may undertake from time to time.

“Business Day” means any day, excluding Saturday, Sunday and any day on which banking institutions in New York, New York are required or permitted by applicable Law to be closed.

“Capital Accounts” means the capital accounts established and maintained on the books of the Company for each Member in accordance with Article IV hereof and which, as of the date hereof, are set forth on Schedule I.

“Capital Contribution” means, with respect to any Member, the cash and the initial Fair Market Value of any other property contributed to the Company by or on behalf of such Member pursuant to the terms hereof or which has previously been contributed to the Company, as the case may be.

“Capital Share” means any share of any class or series of capital stock of the Corporation now or hereafter authorized (including any Preferred Share), other than a Common Share.

“Cash Amount” means an amount of cash equal to the product of (a) the Value of a Class A Share, multiplied by (b) the Class A Shares Amount, in each case, determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Company pursuant to the Act.

“Charter” means the certificate of incorporation of the Corporation, within the meaning of Section 104 of the General Corporation Law of the State of Delaware.

“Clairvest Group” means, collectively, Clairvest and any Permitted Transferee of Clairvest that is an Affiliate of Clairvest and is not a direct or indirect limited partner of Clairvest.

“Class A Shares” means, as applicable, (a) the Class A common stock, $0.001 par value per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class A common stock, $0.001 par value per share, of the Corporation or into which the Class A common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event; provided that Class A Shares as used herein shall be deemed to include the number of Class A Shares into which all of the then-outstanding Class C Shares are convertible in accordance with the Charter.

“Class A Shares Amount” means a number of Class A Shares equal to the product of (a) the number of Tendered Units or Termination Transaction Units, as applicable, multiplied by (b) the Adjustment Factor; provided, however, that, in the event that the Corporation issues to all holders of Class A Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Class A Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance being within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Shares Amount shall also include such Rights that a holder of that number of Class A Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A Shares, determined by the Corporation.

“Class B Shares” means, as applicable, (a) the Class B common stock, $0.001 par value per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class B common stock, $0.001 par value per share, of the Corporation or into which the Class B common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class C Shares” means (a) the Class C common stock, $0.001 par value per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class C common stock, $0.001 par value per share, of the Corporation or into which the Class C common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Closing Date” means July 15, 2020.

“Code” means the Internal Revenue Code of 1986.

“Common Shares” means the Class A Shares, Class B Shares and Class C Shares.

“Common Unit” means a Membership Interest designated as a “Common Unit” in accordance with Section 4.2 and having the rights, preferences and privileges set forth herein.

“Company Employee” means an employee of the Company or an employee of a Controlled Entity of the Company, if any.

“Company Minimum Gain” means “partnership minimum gain” as set forth in Regulations section 1.704-2(b)(2).

“Company Record Date” means, with respect to any meeting of the Members, consent to any matter, distribution, allotment or determination of the Members, the record date established by the Board of Managers for the purpose of determining the Members entitled to notice of or to vote at any such meeting, consent to any such matter, receive any such distribution or allotment or make any such determination, as applicable, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Board of Managers) generally be the same as the record date established by the Corporation for a dividend or distribution to its stockholders of some or all of its portion of such dividend or distribution.

“Company Property” means all interests in properties, whether real or personal, tangible or intangible, and rights of any type owned thereon or held by the Company or any Controlled Entity thereof, including all cash, securities and other property.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Section 8.2.

“Consent of the Members” means the Consent of a Majority in Interest of the Members, with all of the Members voting together as a single class, which Consent shall be obtained before the taking of any action for which it is required hereby and, except as otherwise provided herein, may be given or withheld by the Members in their discretion.

“Consent of the Non-Blocker Members” means (a) prior to any Transfer (other than a Redemption pursuant to which such Initial Member continues to hold at least 50% of such Initial Member’s Membership Interests as of the Closing Date) of any Initial Member’s Membership Interests, the Consent of all Initial Members and (b) following any Transfer (or any Redemption pursuant to which such Initial Member no longer continues to hold at least 50% of such Initial Member’s Member Interests as of the Closing Date) of any Initial Member’s Membership Interests, the Consent of a Majority in Interest of the Non-Blocker Members, with all of such Non-Blocker Members voting together as a single class; provided that, prior to a Transfer of any of Clairvest’s Membership Interests to a Transferee that is not a member of the Clairvest Group, such consent described in this clause (b) shall require the consent of all of the members of the Clairvest Group holding Common Units, in each case, which Consent shall be obtained before the taking of any action for which it is required hereby and, except as otherwise provided herein, may be given or withheld by the Members in their discretion.

“Controlled Entity” means, as to any Person, (a) any corporation more than 50% of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership, limited partnership or limited liability partnership of which such Person or such Person’s Family Members or Affiliates is the general or managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least 50% of such partnership’s capital and profits and (d) any limited liability company of which such Person or such Person’s Family Members or Affiliates is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold limited liability company or membership interests representing at least 50% of such limited liability company’s capital and profits.

“Conversion Ratio” has the meaning ascribed to such term in the Charter (as in effect on the Closing Date).

“Covered Person” means, as of any time of determination, (a) any current or former Member (including the Blocker Member) or the Corporation or any member of the Parent Corporation Group, (b) any officer, manager, director, stockholder, equity holder, partner, member, employee, Controlled Entity or other Affiliate of any current or former Non-Blocker Member or any member of the Parent Corporation Group (including the Blocker Member), and (c) any current or former officer or manager of the Company, or in the sole discretion of the Board of Managers, employee director of the Corporation.

“Customers” means all Persons who are as of July 3, 2018 or were at any time during the two (2) year period prior to July 3, 2018 customers of the Business.

“Cut-Off Date” means the fifth (5th) Business Day after the Company’s receipt of a Notice of Redemption or the date of delivery of the Termination Transaction Redemption Notice.

“Debt” means, with respect to any Person as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof and (d) obligations of such Person as lessee under leases that are required by U.S. generally accepted accounting principles, in effect from time to time, to be classified as capital leases.

“De Minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Board of Managers.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under U.S. federal income tax principles with respect to an asset for such Fiscal Year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis (except as otherwise required by Regulations section 1.704-3(d)(2)); provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero ($0), Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now or is hereafter adopted by the Company or the Corporation for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Controlled Entities.

“Equivalent Units” means, with respect to any class or series of Capital Shares, Membership Interests with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Class A Shares and the other classes and series of Capital Shares as such Equivalent Units would have as to Common Units and the other classes and series of Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares, provided, however, that with respect to redemption rights, the terms of Equivalent Units must be such so that the Company complies with Section 4.9.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to any asset or property, an amount equal to the price at which a willing buyer having all relevant knowledge would purchase, and a willing seller would sell, such asset or property (a) in an arm’s-length transaction based on standard valuation techniques, including discounted cash flows, valuation of comparable companies, current market prices and comparable transactions, and (b) without regard to any compulsion to sell or the impact of an immediate sale, in each case, as determined by the Board of Managers (subject to Section 15.2(c))

“Family Members” means, with respect to any Person, (a) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (b) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by any Person described in the foregoing clause (a) or (c) a trust, custodial account or guardianship administered primarily for the benefit of any Person described in the foregoing clause (a).

“Fiscal Year” means, unless otherwise determined by the Board of Managers, the annual accounting period of the Company ending December 31 of each calendar year, or such other period as may be required under Section 706 of the Code.

“Gross Asset Value” means, with respect to any Company asset, the adjusted tax basis of the asset for United States federal income tax purposes, except that (a) the initial Gross Asset Value of any property contributed by a Member to the Company (other than cash) shall be the Fair Market Value of such property, (b) the Gross Asset Value of any asset distributed or deemed distributed to a Member by the Company shall be the Fair Market Value of such asset at the time of such distribution, and (c) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Value, in accordance with the rules set forth in Section 1.704-1(b)(2)(iv)(f) of the Regulations, except as otherwise provided herein, immediately prior to: (i) the date of the acquisition of any additional Membership Interests by any new or existing Member in exchange for more than a De Minimis Capital Contribution; (ii) the date of the distribution of more than a De Minimis amount of Company property (other than a pro rata distribution) to a Member; (iii) the date of the actual liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g); (iv) the date of the acquisition of any additional Membership Interests (other than a De Minimis number of Membership Interests) by any new or existing Member as consideration for the performance of services to or for the benefit of the Company; or (v) any other time at which revaluations of property are permitted to be made under Regulations section 1.704-1(b)(2)(iv); provided that adjustments pursuant to the foregoing clauses (i), (ii), (iii) and (v) shall be made only if the Board of Managers determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. In the case of any asset that has a Gross Asset Value determined pursuant to the foregoing clauses (i), (ii), (iv) or (v), Depreciation shall be computed based on the asset’s Gross Asset Value as so determined, and not on the asset’s adjusted tax basis.

“Incapacity” or “Incapacitated” means:

(a) with respect to any Member who is an individual, the death or total physical disability of such Member or the entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate;

(b) with respect to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its certificate or articles of information or similar governing document;

(c) with respect to any Member that is a limited liability company, partnership, limited partnership or limited liability partnership, the dissolution and commencement of winding up of such Member;

(d) with respect to any Member that is an estate, the distribution by the fiduciary of such estate’s entire interest in the Company;

(e) with respect to any trustee of a trust that is a Member, the termination of such trust (but not the substitution of a new trustee); or

(f) with respect to any Member, the Bankruptcy of such Member.

“Intellectual Property” means all intellectual property rights recognized under applicable Law, including, without limitation, with respect to (a) all patents, patent applications and other patent rights, including divisional and continuation patents, (b) all registered and unregistered trade-marks, service marks, logos, slogans, corporate names, business names and other indicia of origin, and all applications and registrations therefor, (c) registered and unregistered copyrights, including all copyright in and to computer software programs, including the software, and applications and registrations of such copyright, (d) internet domain names, applications and reservations for internet domain names and uniform resource locators, (e) industrial designs and (f) trade secrets and proprietary information not otherwise listed in (a) through (e) above, including, without limitation, in all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, circuit topography, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source code, object code, computer software programs (in either source code or object code form), databases, data collections and other proprietary information of any type, howsoever recorded or unrecorded.

“IRS” means the United States Internal Revenue Service.

“Law” means any applicable local or foreign law (including common law), statute, ordinance, code, treaty, rule, regulation, instruction, order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a governmental authority.

“Lock-up Period” means the period commencing on the Closing Date and continuing through the date that is 180 days after the Closing Date; provided, however, that the Board of Managers may, by written agreement with a Member, shorten or lengthen the Lock-Up Period applicable to such Member, in the sole discretion of the Board of Managers, and without having any obligation to do so for any other Member.

“Majority in Interest of the Members” means Members (including the Blocker Member and any Controlled Entity thereof) entitled to vote on or consent to any matter holding more than 50% of all outstanding Membership Interests held by all Members (including the Blocker Member and any Controlled Entity thereof) entitled to vote on or consent to such matter.

“Majority in Interest of the Non-Blocker Members” means the Non-Blocker Members entitled to vote on or consent to any matter holding more than 50% of all outstanding Membership Interests held by all Non-Blocker Members entitled to vote on or consent to such matter.

“Member” means the Blocker Member or any Non-Blocker Member and any Person (other than the Blocker Member or any Non-Blocker Member) that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement and any Substituted Member or Additional Member and, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement.

“Member Minimum Gain” means “partner nonrecourse debt minimum gain,” as determined under Regulations section 1.704-2(i)(3).

“Member Nonrecourse Debt” means “partner nonrecourse debt,” as set forth in Regulations section 1.704-2(b)(4).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions,” as set forth in Regulations section 1.704-2(i). The amount of Member Nonrecourse Deductions shall be determined as set forth in Regulations section 1.704-2(i).

“Membership Interest” means a limited liability company interest in the Company having the rights, preferences and privileges, and being subject to the covenants and agreements, set forth herein; provided that there may be one or more classes of Membership Interests, including Common Units and Equivalent Units.

“Net Profits” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income of the Company that is exempt from federal income tax not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulations section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss shall be subtracted from such taxable income or loss;

(c) income, gain or loss resulting from any disposition of, distribution to a Member of, or depreciation, amortization or other cost recovery deductions with respect to, Company property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(d) in the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses; and

(e) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution (other than in liquidation of a Member’s interest in the Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

“New Securities” means (a) any right, option, warrant or convertible or exchangeable security that entitles the holder thereof to subscribe for or purchase, convert such security into or exchange such securities for, Common Shares or Capital Shares, excluding Capital Shares or grants under the Equity Plans or (b) any Debt that entitles the holder thereof to subscribe for or purchase, convert such Debt into or exchange such Debt for, Common Shares or Capital Shares.

“Non-Blocker Member” means any Person (other than the Blocker Member) that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement, including the Initial Members, and any Substituted Member or Additional Member and, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement.

“Nonrecourse Debt” means a “nonrecourse liability” as set forth in Regulations section 1.704-2(b)(3).

“Nonrecourse Deductions” means “nonrecourse deductions,” as set forth in Regulations sections 1.704-2(b) and 1.704-2(c). The amount of Nonrecourse Deductions shall be determined as set forth in Regulations sections 1.704-2(b) and 1.704-2(c).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B.

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Parent Corporation Group” has the meaning set forth in the Tax Receivable Agreement.

“Partnership Audit Procedures” means Sections 6221 through 6241 of the Code and the Regulations promulgated thereunder.

“Percentage Interest” means, with respect to each Member, as to any class, series or type of Membership Interests, the fraction, expressed as a percentage, (a) the numerator of which is the aggregate number of such class, series or type of Membership Interests held by such Member and (b) the denominator of which is the total number of such class, series or type of Membership Interests held by all Members; provided that, unless specified otherwise herein, Percentage Interest shall be deemed to apply to Common Units.

“Permitted Lender Transferee” any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom Membership Interests are Transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Membership Interests and that agrees to be bound by the terms and conditions hereof.

“Permitted Transfer” means (a) any Pledge and any Transfer of Membership Interests, in whole or in part, to a Permitted Transferee pursuant to the exercise of remedies under a Pledge; provided that the terms thereof require that any Membership Interest subject thereto be redeemed pursuant to Section 14.1 upon realization of such security, (b) any Transfer by a Member of Membership Interests (other than a Pledge), in whole or in part, to a Permitted Transferee, (c) any Initial Member’s forfeiture of Common Units pursuant to Section 3.3 of the Business Combination Agreement and (d) any Prism Redemption Distribution.

“Permitted Transferee” means, with respect to any Member, (a) any Family Member, Controlled Entity or Affiliate of such Member, (b) a Permitted Lender Transferee, (c) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to which Membership Interests are Transferred pursuant to the exercise of remedies under a Pledge, whether before or after one (1) or more Permitted Lender Transferees take title to such Membership Interests, and (d) any other Member or Permitted Transferee of such other Member (solely to the extent such Transfer was not taxable for U.S. federal income tax purposes).

“Person” means an individual or a corporation, partnership, limited partnership, limited liability partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge by a Member of one (1) or more of its Membership Interests to one (1) or more banks or lending institutions, or agents acting on their behalf, that are not Affiliates of such Member, as collateral or security for a bona fide loan or other extension of credit, in each case as approved in advance by the Board of Managers. No Pledge is outstanding or in effect as of the date hereof.

“Preferred Share” means a share of capital stock of the Corporation now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or senior to the Common Shares.

“Prior Distribution” means any distribution made to the Members pursuant to Section 5.1 or Section 5.2.

“Prism Member” means any of Joe Marinucci, Luis Ruelas, Fernando Borghese, Matthew Goodman, David Shteif and Jonathan Katz, each an individual.

“Prospective Customer” means a person canvassed or solicited by the Company or any Controlled Entity of the Company at any time during the previous one (1) year period prior to July 3, 2018 in connection with the Business.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Additional Member or (c) an Assignee that is the transferee of a Member’s Membership Interest in a Permitted Transfer or (d) any Person that is the transferee of a Member’s Membership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Corporation or any direct or indirect Controlled Entity of the Corporation.

“Regulations” means, except where the context indicates otherwise, the final and temporary regulations of the Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“Rights” has the meaning set forth in the definition of “Class A Shares Amount.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Specified Redemption Date” means a date set by the Board of Managers in accordance with Section 14.1(c)(vi) or, with respect to a Termination Transaction Redemption, the date as set forth in a Termination Transaction Redemption Notice.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 11.4.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the Closing Date, by and between the Corporation, the Blocker Member, Prism, Clairvest, the Blocker Sellers (as defined in the Business Combination Agreement) and Clairvest GP Manageco Inc., a Delaware corporation.

“Terminating Non-Blocker Member” has the meaning in the definition of “Termination Transaction of a Non-Blocker Member.”

“Termination Transaction of a Non-Blocker Member” means any direct or indirect Transfer of all or any portion of a Non-Blocker Member’s (including any Initial Member’s) (such Member, the “Terminating Non-Blocker Member”) Membership Interests in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving such Non-Blocker Member, on the one hand, and any other Person, on the other hand, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of such Non-Blocker Member, whether in a single transaction or a series of related transactions, (c) the Bankruptcy of, or the adoption of any plan of liquidation or dissolution of, such Non-Blocker Member or (d) any other direct or indirect Transfer of all or any portion of such Non-Blocker Member’s Membership Interests, other than, in the case of each of the foregoing clauses (a)-(d), a Transfer effected in accordance with Section 11.3 or that would result in an Affiliate, Family Member or Controlled Entity of such Non-Blocker Member, or any of the Prism Members, owning such Membership Interests; provided, however, that any Transfer of all or any portion of a Non-Blocker Member’s Membership Interests (other than to such Non-Blocker Member’s Family Members, Controlled Entities or Affiliates or any of the Prism Members) (i) following a Prism Redemption Distribution (other than a Redemption), (ii) to a Person not constituting a member of the Clairvest Group or (iii) to a Permitted Lender Transferee or Third Party Pledge Transferee pursuant to the exercise of remedies under a Pledge, in each case, shall constitute a Termination Transaction of such Non-Blocker Member; provided, further, that any Transfer of a Non-Blocker Member’s Membership Interests described in the foregoing clauses (a)-(d) shall constitute a Termination Transaction of a Non-Blocker Member solely with respect to and to the extent of such Membership Interests Transferred and such Membership Interests Transferred shall be considered Termination Transaction Units hereunder and subject to the terms and conditions of Article XIV.

“Termination Transaction of the Corporation” means any direct or indirect Transfer of all or any portion of any member of the Parent Corporation Group’s Membership Interests in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Corporation, on the one hand, and any other Person, on the other hand, and immediately after the consummation of such merger, consolidation or other combination, the voting securities of the Corporation immediately prior to such merger, consolidation or combination do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger, consolidation or combination or, if the Corporation (or its successor) is a Controlled Entity of such Person, the ultimate parent thereof, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision) that does not adjust the Adjustment Factor in accordance herewith or (d) the Bankruptcy of, or the adoption of any plan of liquidation or dissolution of, the Corporation; provided that, notwithstanding the foregoing, a “Termination Transaction of the Corporation” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Third Party” means a Person that, as of immediately prior to the consummation of an action or transaction involving such Person, is not a (a) Member, (b) Assignee, (c) Affiliate of the Company or any of the Members or (d) a wholly owned Controlled Entity of the Company or any of the Members.

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires one (1) or more Membership Interests pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions hereof.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed, quoted or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI (other than in Section 11.6(b)(ix)) and Section 13.6, “Transfer” does not include (a) any acquisition of Tendered Units or Termination Transaction Units by the Company or the Corporation pursuant to Section 14.1 or (b) any redemption of Common Units pursuant to any Membership Interest Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Valuation Date” means, as applicable, (a) the date of receipt by the Company of a Notice of Redemption pursuant to Section 14.1 or (b) any other date on which the Value of any Class A Shares is to be determined hereunder; provided that, in each case, if such date is not a Business Day, the Valuation Date shall be the immediately preceding Business Day.

“Value” means, with respect to any Class A Share on any Valuation Date, the volume-weighted average of the daily sale prices for the ten (10) consecutive Trading Days immediately preceding such Valuation Date, as reported by Bloomberg, L.P. (or, if not reported by Bloomberg, L.P., by another authoritative source) (except that, in lieu of such volume-weighted average of the daily sale prices, for purposes of Section 4.5, (a) in the case of an exercise of a share option under any Equity Plan, the sale price for the Trading Day immediately preceding the date of exercise shall be used and (b) in the case of delivery of Class A Shares pursuant to restricted share units or other equity compensation plans, the sale price on the date of such delivery shall be used); provided that, if the applicable Class A Shares Amount includes Rights that a holder of Class A Shares would be entitled to receive, then the Value shall also include the Fair Market Value of such Rights.

Section 1.2 Other Definitions. Each of the capitalized terms listed below has the meaning given to such term in the Section set forth opposite such term below:

AAA	Section 15.2(b)(i)
Acquired Percentage	Section 14.1(b)(i)
Acquired Units	Section 14.1(b)(i)
Act	Recitals
Actions	Section 7.6(c)
Agreement	Preamble
Approved Transfer	Section 11.3(a)
Arbitration	Section 15.2(b)(i)
Blocker Member	Recitals
Business Combination Agreement	Recitals
Clairvest	Recitals
Company	Preamble
Confidential Information	Section 15.9(b)
Corporation	Preamble
Corporation Unit Acquisition	Section 14.1(b)(i)
Declination Notice	Section 14.1(b)(i)
Delaware Courts	Section 15.2(b)(v)
Designated Individual	Section 10.3(a)
Disclosing Person	Section 15.9(a)
Dispute	Section 15.2(b)(i)
Due Date	Section 10.2
Election Notice	Section 14.1(b)(i)
Fiscal Year	Section 15.3
FMV Threshold Amounts	Section 15.2(c)
Imputed Underpayment Amount	Section 10.3(d)
Indemnifiable Losses	Section 7.6(c)
Initial Members	Recitals
Liquidating Event	Section 13.2
Liquidator	Section 13.3(a)
M&A Distribution	Section 5.8
Member Indemnitors	Section 7.6(i)(i)
Membership Interest Designation	Section 4.2(c)
No-Duty Persons	Section 7.5
Original Agreement	Recitals
Partnership Representative	Section 10.3(a)
Prism	Recitals
Prism Redemption Distribution	Section 14.1(c)(vii)
Protected Person	Section 15.9(a)
Recapitalization	Section 2.2
Redemption	Section 14.1(a)
Regulatory Allocations	Section 6.3
Related Arbitration Agreements	Section 15.2(b)(iii)
Representatives	Section 15.9(a)
Rule 144	Section 3.9(e)
Rules	Section 15.2(b)(i)
Special Redemption	Section 14.1(a)

Surviving Company	Section 11.7(a)(ii)
Tax Distribution	Section 5.2(a)
Tendered Units	Section 14.1(a)
Tendering Party	Section 14.1(a)
Tendering Prism Members	Section 14.1(c)(vii)
Termination Transaction Notice	Section 14.1(a)(iv)
Termination Transaction Redemption	Section 14.1(a)(iv)
Termination Transaction Units	Section 14.1(a)(iv)
Transaction Consideration	Section 11.7(a)(i)
Tribunal	Section 15.2(b)(ii)
Valuation Determination	Section 15.2(c)
Valuation Expert	Section 15.2(c)
Valuation Notice	Section 15.2(c)

Section 1.3 Interpretation.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Unless otherwise specifically indicated, any reference herein to “$” means U.S. dollars.

(c) Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) The parties hereto are sophisticated and have carefully negotiated the provisions hereof. As a consequence, the parties hereto do not intend that the presumptions of Laws relating to the interpretation of contracts against the drafter of any particular clause should be applied hereto or any agreement or instrument executed in connection herewith, and therefore waive their effects.

(e) When a reference is made herein to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, a Section, a Schedule or an Exhibit of or hereto unless otherwise indicated. The table of contents and headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

(f) Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(g) The words “hereof,” “hereto,” “hereby,” “herein”, “herewith” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

(h) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i) Any contract, agreement or Law defined or referred to herein means such contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated, and the reference to any Law includes any rules or regulations promulgated thereunder by a governmental authority of competent jurisdiction and any successor statute to any such Law. Any reference herein to “applicable Law” shall be deemed to include a reference to “the Act.”

(j) References to a person are also to its successors and permitted assigns.

(k) The Exhibits and Schedules hereto are incorporated and made a part hereof and are an integral part hereof.

ARTICLE II

CLOSING TRANSACTIONS

Section 2.1 Business Combination Agreement Transactions. Pursuant to the terms of the Business Combination Agreement and for the consideration set forth therein, as of the Closing Date and immediately prior to the Recapitalization, the Corporation (a) acquired from Prism and Clairvest the Purchased Company Units (as defined in the Business Combination Agreement) in exchange for an amount of cash equal to each of Prism’s and Clairvest’s Company Pro Rata Portion (as defined in the Business Combination Agreement) of the Cash Consideration (as defined in the Business Combination Agreement) and immediately thereafter, contributed the Purchased Company Units to the capital of the Blocker Member for no consideration (the “Contribution”), (b) issued to Prism 23,601,631 Class B Shares and Prism’s Company Pro Rata Portion of the Seller Warrants (as defined in the Business Combination Agreement) and (c) issued to Clairvest 2,255,432 Class B Shares in the aggregate and Clairvest’s Company Pro Rata Portion of the Seller Warrants (as defined in the Business Combination Agreement).

Section 2.2 Recapitalization. To effectuate a recapitalization of the Company to convert the units held by Prism, Clairvest and the Blocker Member as of the Closing Date, and immediately following the consummation of the Contribution, into Common Units in such amounts as set forth herein (the “Recapitalization”), upon execution hereof and as of the Closing Date, all units that were issued and outstanding and held by Prism, Clairvest and the Blocker Member immediately prior to the execution hereof, which are set forth next to each Member’s name on Schedule 1 under the heading “Pre-Recapitalization Units,” are hereby converted into the number of Common Units set forth next to each Member’s name on Schedule 1 under the heading “Post-Recapitalization Units” with such number of units as described in Section 3.2(d) of the Business Combination Agreement, and such Common Units are hereby issued and outstanding as of the Closing Date and the holders of such Common Units hereby continue as Members. For the avoidance of doubt, (a) the number of Common Units held by each of Prism and Clairvest shall equal the product of (i) the number of shares of Class B Shares held by it, multiplied by (ii) the Conversion Ratio and (b) the number of Common Units held by the Blocker Member shall equal the number of issued and outstanding Class A Shares (including the number of Class A Shares into which all outstanding Class C Shares are convertible in accordance with the Charter) on the Closing Date.

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Amendment and Restatement; Formation. Effective as of the Closing Date, this Agreement amends and restates the Original Agreement in its entirety. The Company is a limited liability company previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth herein. To the extent that the rights, powers, duties, obligations and liabilities of any Member or the Company are different by reason of any provision hereof than they would be under applicable Law in the absence of any such provision, this Agreement shall, to the extent permitted by applicable Law, control. The Certificate, and all actions taken by any person who executed and filed the Certificate are hereby adopted and ratified, or authorized, as the case may be.

Section 3.2 Name. The name of the Company is “Digital Media Solutions Holdings, LLC”. The Company may do business under such name or under any other name or names which the Board of Managers may select from time to time. The Board of Managers may change the name of the Company, at any time and from time to time, in accordance with applicable Law.

Section 3.3 Principal Place of Business; Other Places of Business. The principal office and principal place of business of the Company shall be as determined by the Board of Managers. The name and address of the Company’s registered agent in the State of Delaware is as set forth in the Certificate and may be changed from time to time in the Board of Managers’ sole discretion.

Section 3.4 Term. The term of the Company commenced on June 26, 2018, and such term shall continue until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant hereto or as otherwise provided in the Act.

Section 3.5 No Concerted Action; No State-Law Partnership. Except as expressly provided herein, in performing any Member’s obligations or exercising its rights hereunder, such Member is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than with respect to the Company, nothing herein shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing herein shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Members shall be a partner or joint venturer of any other Member or Members, for any purpose other than U.S. federal and applicable state and local tax purposes, and nothing herein shall be construed to the contrary.

Section 3.6 Business Purpose. The Company may carry on any lawful business, purpose or activity in which a limited liability company may be engaged under applicable Law.

Section 3.7 Powers. Subject to the limitations set forth herein, the Company shall possess and may exercise all of the powers and privileges granted to it by applicable Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 3.6.

Section 3.8 Operation of the Company as Separate Existence. The Company shall, consistent with the terms hereof, conduct its business and operations separate and apart from that of any other Person, including any of the Members and any Affiliates of any of the Members, including by (a) not allowing funds or other assets of the Company to be commingled with the funds or other assets of, owned by or registered in the name of, any other Person, (b) maintaining books, bank accounts and financial records of the Company separate from those of any other Person, (c) observing customary formalities, including maintaining current records of Company affairs, minutes of any meetings of the Members and written consents of the Members and the Board of Managers, (d) acting on behalf of the Company pursuant to and in accordance herewith and (e) causing the Company to conduct its dealings with third parties in its own name and in all respects hold itself out as a separate and independent legal entity.

Section 3.9 Representations and Warranties by the Members. Each Member (solely with respect to such Member and including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member, respectively) upon such Member’s execution hereof and upon becoming a Member, represents and warrants to the Company and each other Member, severally and not jointly or jointly and severally, as follows:

(a) such Member has full power and authority to execute and deliver this Agreement, to become a Member of the Company as provided herein and to perform such Member’s obligations hereunder as a Member, and the execution, delivery and performance by such Member hereof has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings);

(b) this Agreement has been duly and validly executed and delivered by such Member and, assuming the due and valid authorization, execution and delivery by the other parties hereto, constitutes the binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by such Member hereof shall not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject or (ii) conflict with, or result in a breach or default under, any term or condition of such Member’s certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement or trust documents, as applicable, or any agreement or other instrument to which such Member is a party, which conflict, breach or default would have a material adverse change in, or effect upon, the financial condition or results of operations of the Member, if applicable, or the Company;

(d) such Member (i) is acquiring such Member’s Membership Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof, (ii) may not, directly or indirectly, Transfer any of the Membership Interests or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, applicable state securities or “blue sky” Laws and this Agreement and (iii) acknowledges that any attempt, directly or indirectly, to Transfer, or offer to Transfer, any Membership Interests or any interest therein or any rights relating thereto without complying herewith shall be void and of no effect;

(e) such Member acknowledges that (i) all Membership Interests currently or ever owned by such Member were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, (ii) the Membership Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” Laws; (iii) it is not anticipated that there shall be any public market for the Membership Interest; (iv) the Membership Interest must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Membership Interest unless the Membership Interests are subsequently registered under the Securities Act and such state Laws or an exemption from registration is available; (v) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future; (vi) if and when the Membership Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made, if at all, only in accordance with the terms and conditions of Rule 144 (which may include limitations in the amount of Membership Interests that may be Transferred) and this Agreement; (vii) if the exemption afforded by Rule 144 is not available, sale of the Membership Interests without registration shall require the availability of an exemption under the Securities Act; (viii) restrictive legends shall be placed on any certificate representing the Membership Interests; and (ix) a notation shall be made in the appropriate records of the Company indicating that the Membership Interests are subject to restrictions on Transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions shall be issued to such transfer agent with respect to the Membership Interests;

(f) such Member’s financial situation is such that such Member can afford to (i) bear the economic risk of holding the Membership Interests for an indefinite period and (ii) suffer the complete loss of such Member’s investment in the Membership Interests;

(g) such Member (i) is familiar with the business, plans, properties, operations, prospects and financial condition of the Company and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the acquisition of the Membership Interests and to obtain any additional information that such Member deems necessary to evaluate whether or not to make an investment in the Company, (ii) has the knowledge and experience in financial and business matters to be able to evaluate the merits and risk of the investment in the Membership Interests and (iii) has carefully reviewed the terms hereof and has evaluated the restrictions and obligations herein and therein;

(h) such Member (i) has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (ii) shall continue to bear sole responsibility for making such Member’s own independent evaluation and monitoring of the risks of such Member’s investment in the Company;

(i) such Member is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and, in connection with the execution hereof, agrees to deliver such certificates to that effect as the Board may request;

(j) such Member’s place of business or principal residence is as set forth on Schedule I;

(k) there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, such Member or any Affiliate of such Member who might be entitled to any fee or commission in connection with the transactions contemplated hereby; and

(l) such Member has not obtained, nor will such Member transfer or assign, any of its Membership Interests (or any interest therein) or cause any of its Membership Interests (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and the Regulations thereunder, or a “secondary market,” or the substantial equivalent thereof, within the meaning of Section 7704(b)(2) of the Code and the Regulations thereunder, including an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. The participation of such Member as a Member will not cause the Company to have more than 100 partners (within the meaning of Regulations section 1.7704-1(h), including the look through rule in Regulations section 1.7704-1(h)(3)).

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Initial Members; Capital Contributions. Each of the Blocker Member and each Initial Member shall, upon its execution and delivery hereof, be admitted as a Member as of the Closing Date. As of the Closing Date, the Members (or their predecessors in interest) have made Capital Contributions to the Company as set forth on Schedule I.

Section 4.2 Membership Interests.

(a) Subject to Section 4.2(c), the Company is authorized to issue one (1) class of Membership Interests: Common Units, each of which shall be identical. The name and address of, and the class and number of Membership Interests held by, each Member from time to time shall be as set forth on Schedule I. Following the Closing Date, the Board of Managers shall amend Schedule I, without any further action by the Company or the Members, to reflect changes in the information intended to be reflected therein that occur pursuant to, and in accordance with, this Agreement. To the fullest extent permitted by applicable Law, and subject to Section 11.5, (i) Schedule I shall be the definitive record of the outstanding Membership Interests, the ownership of each outstanding Membership Interest and all relevant information with respect to each Member and each Assignee, (ii) any reference herein to Schedule I shall be deemed a reference to Schedule I, as amended and as in effect from time to time and (iii) the Company shall be entitled to recognize the exclusive right of a Person registered on Schedule I as the owner of the outstanding Membership Interests shown thereon for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Membership Interests on the part of any other Person, whether or not it shall have express or other notice thereof.

(b) Initially, the Common Units will be uncertificated. If the Board of Managers determines that it is in the interest of the Company to issue certificates representing the Common Units, certificates will be issued and the Common Units will be represented by those certificates, and this Agreement shall be amended as the Board of Managers shall determine is necessary to reflect the issuance of certificated Common Units for purposes of the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware. Nothing contained in this Section 4.2(b) shall be deemed to authorize or permit any Member to Transfer its Common Units except as otherwise permitted hereunder.

(c) Without the Consent of any Member, the Board of Managers shall cause the Company to issue to the Initial Members any Common Units when and if required to be issued thereto under Section 3.3(d) of the Business Combination Agreement. Without the Consent of any Member but subject to Section 4.2(d) and Section 4.4, the Board of Managers may cause the Company to issue to any Person (other than any member of the Parent Corporation Group), and to admit any such Person that is not a Member as an Additional Member, and for such consideration and on such terms and conditions as shall be established by the Board of Managers, additional Membership Interests in one (1) or more classes, or one (1) or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Membership Interests) as shall be determined by the Board of Managers and set forth in a written document thereafter attached to and made an exhibit hereto, which exhibit shall be an amendment hereto and shall be incorporated herein by this reference (each, a “Membership Interest Designation”); provided, however, that, if there are any Non-Blocker Members at such time, without the prior Consent of the Non-Blocker Members, no such new class or series of Membership Interests shall deprive such Non-Blocker Members of, or dilute or reduce, the pro rata share of all Membership Interests such Non-Blocker Members would have received or to which they would have been entitled if such new class or series of Membership Interests had not been created, except to the extent that the Company actually receives cash in an aggregate amount, or other property or services with a Fair Market Value in an aggregate amount, equal to the pro rata share of Membership Interests allocated to such new class or series of Membership Interests and the number thereof issued by the Company; provided, further, that the foregoing proviso shall not apply to a new class or series of Membership Interests that will be issued only to Persons providing services to the Company or any of its Controlled Entities and that are intended to be classified as “profits interests” pursuant to IRS Revenue Procedure 93-27. Without limiting the foregoing, the Board of Managers is expressly authorized to cause the

Company to issue Membership Interests (i) upon the conversion, redemption or exchange of any Debt, Membership Interests or other securities issued by the Company, (ii) for less than Fair Market Value, (iii) in connection with any merger of any other Person into the Company or (iv) upon the contribution of property or assets to the Company.

(d) Notwithstanding anything to the contrary herein, the Company shall not issue Membership Interests to any member of the Parent Corporation Group, except in connection with any of the following:

(i) the issuance of Membership Interests to all Members then holding Common Units, pro rata in accordance with their respective Percentage Interests;

(ii) (1) the issuance of (A) Common Units in connection with a corresponding issuance of Class A Shares or (B) Equivalent Units (other than Common Units) issued in connection with an issuance of Capital Shares or New Securities, and (2) in accordance with Section 4.4(e), the Corporation contributes to the Company (through such member of the Parent Corporation Group, as applicable) the net cash proceeds or other consideration received by the Corporation in connection with the issuance of such Class A Shares, Capital Shares or New Securities;

(iii) the issuance of Common Units in accordance with Section 4.5, Section 4.6 or Section 4.8; or

(iv) the issuance of Membership Interests upon the conversion, redemption or exchange of Debt, Membership Interests or other securities issued by the Company to such member of the Parent Corporation Group.

(e) Except as expressly provided herein or in any Membership Interest Designation, no Person, including any Member, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

Section 4.3 Capital Contributions of, or Loans by, the Members. Other than in connection with the issuance of additional Membership Interests to any Member and except as otherwise provided by Section 10.5 or applicable Law, the Members shall have no obligation or, except with the prior written consent of the Board of Managers, right to make any other Capital Contributions or any loans to the Company; provided that any such loan to the Company shall not be considered a Capital Contribution. No Member shall be entitled to withdraw any part of such Member’s Capital Contribution or Capital Account or, except as expressly provided herein, to receive any distribution from the Company.

Section 4.4 Common Unit to Class A Share Ratio.

(a) The parties hereto acknowledge and agree that this Agreement intends to maintain at all times a one (1)-to-one (1) ratio between (i) the number of outstanding Common Units owned by members of the Parent Corporation Group (in the aggregate) and (ii) the number of outstanding Class A Shares.

(b) Notwithstanding anything to the contrary herein and without the Consent of any other Member, if the Corporation effects a reclassification, subdivision, combination or cancellation of the outstanding Class A Shares (including a subdivision effected by the Corporation declaring and paying a dividend of Class A Shares on outstanding Class A Shares), the number of outstanding Common Units shall automatically be reclassified, subdivided, combined or cancelled in the same manner such that, after giving effect to such reclassification, subdivision, combination or cancellation, the number of outstanding Common Units owned by the members of the Parent Corporation Group (in the aggregate) shall equal, on a one (1)-for-one (1) basis, the number of outstanding Class A Shares.

(c) The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of outstanding Common Units owned by any member of the Parent Corporation Group that is not accompanied by an identical reclassification, subdivision, combination or cancellation of outstanding Class A Shares in order to maintain at all times a one (1)-to-one (1) ratio between (i) the number of Common Units owned by members of the Parent Corporation Group (in the aggregate) and (ii) the number of outstanding Class A Shares, unless such reclassification, subdivision, combination or cancellation is necessary to maintain at all times a one (1)-to-one (1) ratio between the number of Common Units owned by members of the Parent Corporation Group (in the aggregate) and the number of outstanding Class A Shares.

(d) Notwithstanding anything to the contrary herein and without the Consent of any other Member, if at any time, any Class A Shares are redeemed, repurchased or otherwise acquired by the Corporation then, immediately prior to such redemption, repurchase or acquisition of Class A Shares, the Company shall redeem a number of Common Units held by the Blocker Member equal to the quotient of (i) the number of Class A Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such Class A Shares are redeemed, repurchased or acquired.

(e) The Corporation shall not issue any additional Common Shares, Capital Shares or New Securities unless the Corporation contributes (via the Blocker Member) the net cash proceeds or other consideration received from the issuance of such additional Common Shares or Capital Shares, or in the case of New Securities, the exercise or settlement thereof (as the case may be) as a Capital Contribution and in exchange for (i) in the case of an issuance of Class A Shares, a number of Common Units equal to the quotient of (1) the number of such issued Class A Shares, divided by (2) the Adjustment Factor then in effect and (ii) in the case of an issuance of Capital Shares or New Securities, a number of Equivalent Units that correspond to the class or series of such issued Capital Shares or New Securities; provided, however, that, notwithstanding the foregoing, the Corporation may issue Common Shares, Capital Shares or New Securities (1) pursuant to Section 4.5, Section 4.6, Section 5.2(b) or Section 14.1(b), (2) pursuant to a dividend or distribution (including any stock split) of Common Shares, Capital Shares or New Securities to all of the holders of the applicable class or series of Common Shares, Capital Shares or New Securities (as the case may be), (3) upon a conversion, redemption, exchange or exercise of Capital Shares or of New Securities or (4) in connection with an acquisition of Common Units or a property or other asset to be owned, directly or indirectly, by a member of the Parent Corporation Group, in each case, solely to the extent permitted hereby and in accordance herewith.

Section 4.5 Equity Plans.

(a) Stock Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Company Employee is duly exercised, the following events will be deemed to have occurred:

(i) as soon as practicable after such exercise, the Corporation shall make a contribution to the capital of the Blocker Member for no consideration and the Blocker Member shall make a Capital Contribution to the Company, in each case, in an amount equal to the net exercise price received by the Corporation from such exercising party in connection with the exercise of such stock option;

(ii) notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.5(a)(i), the Blocker Member shall be deemed to have contributed to the Company as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise, multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option; and

(iii) in exchange for such Capital Contribution, the Company shall issue a number of Common Units to the Blocker Member equal to the quotient of (1) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (2) the Adjustment Factor then in effect.

(b) Stock Options Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Company Employee is duly exercised, the following events will be deemed to have occurred:

(i) the Corporation (on behalf of the Blocker Member) shall sell to the Company, and the Company shall purchase from the Corporation, the number of Class A Shares as to which such stock option is being exercised, with the purchase price per Class A Share for such sale of Class A Shares to the Company being the Value of a Class A Share as of the date of exercise of such stock option;

(ii) the Company shall sell to the Optionee (or if the Optionee is an employee of a Controlled Entity of the Company, the Company shall sell to such Controlled Entity, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share as of the date of exercise, the number of Class A Shares so exercised equal to (1) the exercise price paid to the Corporation by the exercising party in connection with the exercise of such stock option divided by (2) the Value of a Class A Share at the time of such exercise;

(iii) the Company shall transfer to the Optionee (or if the Optionee is an employee of a Controlled Entity of the Company, the Company shall transfer to such Controlled Entity, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 4.5(b)(i) less the number of Class A Shares described in Section 4.5(b)(ii);

(iv) as soon as practicable after such exercise, the Corporation shall make a contribution to the capital of the Blocker Member for no consideration and the Blocker Member shall, make a Capital Contribution to the Company, in each case of an amount equal to all net proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Corporation in connection with the exercise of such stock option;

(v) in exchange for such Capital Contribution, the Company shall issue a number of Common Units to the Blocker Member equal to the quotient of (1) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (2) the Adjustment Factor then in effect.

(c) Other Class A Shares Issued to Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Company or a Controlled Entity of the Company:

(i) the Corporation shall issue such number of Class A Shares as are to be issued to the Company Employee in accordance with the Equity Plan;

(ii) the following events will be deemed to have occurred: (1) the Corporation (on behalf of the Blocker Member) shall be deemed to have sold such shares to the Company (or if the Company Employee is an employee of a Controlled Entity of the Company, to such Controlled Entity) for a purchase price equal to the Value of such shares, (2) the Company (or such Controlled Entity) shall be deemed to have delivered the shares to the Company Employee, (3) the Corporation shall be deemed to have made a contribution to the capital of the Blocker Member for no consideration and the Blocker Member shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (4) in the case where the Company Employee is an employee of a Controlled Entity of the Company, the Company shall be deemed to have contributed such amount to the capital of such Controlled Entity; and

(iii) the Company shall issue to the Blocker Member a number of Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for the deemed Capital Contribution described in Section 4.5(c)(ii)(3).

(d) Other Class A Shares Issued to Persons other than Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Corporation, the Company or a Controlled Entity of the Company:

(i) the Corporation shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan.

(ii) the Blocker Member shall be deemed to have contributed the Value of such Class A Shares to the Company as a Capital Contribution, and the Company shall issue to the Blocker Member a number of newly issued Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

(e) Future Stock Incentive Plans. Nothing herein shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to the Corporation, the Company or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, the Board of Managers shall have the power, without the Consent of the Members, to amend this Section 4.5 solely as required to implement the terms and conditions of any such plan.

(f) Issuance of Common Units. The Company is expressly authorized to issue Common Units in the numbers specified in this Section 4.5 without any further act or Consent of any Member.

Section 4.6 Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article IV, all amounts received by the Corporation in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of Class A Shares or (b) if the Corporation elects instead to issue new Class A Shares with respect to such amounts, shall be contributed to the capital of the Blocker Member for no consideration and then subsequently contributed by the Blocker Member to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Blocker Member a number of Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

Section 4.7 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.8 Conversion or Redemption of Common Shares or Capital Shares.

(a) If, at any time, any Capital Shares are converted into Class A Shares, in whole or in part, then an equal number of Equivalent Units held by the Blocker Member (or other applicable member of the Parent Corporation Group) that correspond to the class or series of Capital Shares so converted shall automatically be converted or exchanged into a number of Common Units equal to the quotient of (i) the number of Class A Shares issued upon such conversion, divided by (ii) the Adjustment Factor then in effect.

(b) If, at any time, any Capital Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then, immediately prior to such redemption, repurchase or acquisition of Capital Shares, the Company shall redeem an equal number of Equivalent Units held by the Blocker Member that correspond to the class or series of Capital Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Equivalent Unit, as such Capital Shares are redeemed, repurchased or acquired.

(c) If, at any time, any Class A Shares are redeemed, repurchased or otherwise acquired by the Corporation (whether upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement), then, immediately prior to such redemption, repurchase or acquisition of Class A Shares, the Company shall redeem a number of Common Units held by the Blocker Member equal to the quotient of (i) the number of Class A Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such Class A Shares are redeemed, repurchased or acquired.

Section 4.9 Other Contribution Provisions. With the consent of the Board of Managers, one or more Members (including the Blocker Member) may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of any Membership Interest Designation that provides for a class or series of Membership Interests with a preference with respect to the payment of distributions, distributions shall be made at such times and in such amounts as the Board of Managers may determine to the Members in accordance with their respective Percentage Interests on such Company Record Date. The Corporation shall not distribute any amounts to the holders of Class A Shares or Capital Shares in excess of the Blocker Member’s share of distributions from the Company without the Consent of the Non-Blocker Members.

Section 5.2 Tax Distributions.

(a) To enable the Members (or their direct or indirect beneficial owners) to pay taxes on income of the Company or its subsidiaries that is taxable to the Members (or such owners), the Company must make cash distributions to the Members, during each Fiscal Year, pro rata among the Members based on their Percentage Interests (each, a “Tax Distribution”), in an aggregate amount equal to the greater of (i) the minimum amount necessary so that the Parent Corporation Group receives, in the aggregate, at least an amount equal to its Assumed Tax Liability for the Fiscal Year or (ii) the minimum amount necessary so that each Non-Blocker Member receives at least an amount equal to the product of (1) the highest aggregate rate of federal, state, and local income tax imposed on the Company’s income for that Fiscal Year applicable to an individual or corporation resident in New Jersey, whichever is higher (taking into account the deductibility of state and local income taxes for federal income tax purposes), multiplied by (2) the amount of the taxable income of the Company allocated to such Non-Blocker Member for that Fiscal Year (including income includible with respect to the Company or any of the Company’s subsidiaries by such Member or any of its direct or indirect beneficial owners by reason of Section 951, 951A or 956 of the Code or otherwise pursuant to subpart F of Part III of the Code and income recognized by such Non-Blocker Member (or any of its direct or indirect beneficial owners) with respect to any guaranteed payment in respect of services that is paid in property other than cash, but excluding income recognized by such Non-Blocker Member (or any of its direct or indirect beneficial owners) with respect to the issuance or vesting of such Member’s Units or any guaranteed payment in respect of services that is paid in cash); provided, however, that to the extent there is a Redemption or Termination Transaction Redemption of any Common Units of a Member during such Fiscal Year, appropriate adjustments shall be made (subject to the prior written consent of the applicable Member, which consent shall not be unreasonably withheld, conditioned or delayed) to the minimum amount of the Tax Distribution that would otherwise need to be made to such Member pursuant to clause (ii) above to take into account the reduction in such Member’s Common Units and the amount of cash and/or Class A Shares received in such Redemption or Termination Transaction Redemption that can be utilized to pay Taxes with respect to which a Tax Distribution otherwise would have been made, such that the decrease in such Member’s Membership Interest during the Fiscal Year does not distort the amount of Tax Distributions made with respect to each Common Unit held by the other Members. Tax Distributions must be paid at least quarterly during each Fiscal Year at times that coincide with the Members’ payment of estimated taxes, and the amount of each distribution will be based upon the anticipated taxable income of the Company for the Fiscal Year of the distribution and the anticipated amount of payments under the Tax Receivable Agreement for the Fiscal Year of the distribution. Unless otherwise provided herein, all Tax Distributions to a Member hereunder shall be considered an advance of Distributions otherwise payable to such Member. For purposes of determining whether sufficient Tax Distributions have been made pursuant to this Section 5.2 with respect to a Fiscal Year, all distributions made by the Company with respect to such Fiscal Year shall be treated as Tax Distributions until the full amount of Tax Distributions is paid with respect to such Fiscal Year.

(b) To the extent any Tax Distribution to a member of the Parent Corporation Group is not ultimately used by the Parent Corporation Group to pay a Tax liability (or to the extent used by the Parent Corporation Group to pay a Tax liability but ultimately refunded to the Parent Corporation Group by the applicable taxing authority) or to make a payment under the Tax Receivable Agreement, such member of the Parent Corporation Group may, in its sole discretion, elect to (i) distribute such excess cash amounts to the Corporation (as applicable) to be distributed by the Corporation to the shareholders of the Corporation or (ii) contribute such excess cash amounts to the Company in exchange for a number of Common Units or other equity securities of the Company on a value-for-value basis, and cause the Corporation to distribute

Class A Shares to the holders of Class A Shares (if the Company issues Common Units to such member of the Parent Corporation Group) or such other equity securities of the Corporation (if the Company issues equity securities of the Company other than Common Units) corresponding to the equity securities issued by the Company and with substantially the same rights to dividends and distributions. Notwithstanding clause (a) of the definition of Adjustment Factor, no adjustment shall be made to the Adjustment Factor solely by reason of a distribution by the Corporation of Class A Shares or other equity securities made pursuant to this Section 5.2(b).

Section 5.3 Distributions in Kind. No Member may demand to receive property other than cash as provided herein. The Board of Managers may cause the Company to make a distribution in kind of the Company assets to the Members, and such assets shall be distributed in such a fashion as to ensure that the Fair Market Value is distributed and allocated in accordance with Articles V, VI and X. If the Company distributes property in kind that was contributed to the Company by a Member (or deemed contributed by a Member, for tax purposes, or received in a tax-deferred exchange for property contributed or so deemed contributed to the Company by a Member), the Company shall use reasonable best efforts to cause such property to be distributed to the Member who contributed such property (or was deemed to contribute such property), to the extent that such Member is otherwise entitled to receive such a distribution at such time, in accordance with the immediately foregoing sentence and the other provisions herein.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article V, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Members in accordance with Section 13.3.

Section 5.5 Distributions to Reflect Additional Membership Interests. If the Company issues additional Membership Interests pursuant to the provisions of Article IV, subject to the rights of any Member set forth in a Membership Interest Designation, the Board of Managers is hereby authorized to make such revisions to this Article V and to Article VI as it determines are necessary or desirable to reflect the issuance of such additional Membership Interests, including making preferential distributions to certain classes of Membership Interests.

Section 5.6 Restricted Distributions. Notwithstanding anything to the contrary herein, neither the Company nor the Board of Managers, on behalf of the Company, shall make a distribution to any Member if such distribution would violate applicable Law.

Section 5.7 Rounding. All distributions payable under this Article V shall be rounded to the nearest cent, with one-half cent rounded upward.

Section 5.8 Special Distributions to Facilitate Acquisitions. Notwithstanding any other provision herein to the contrary, the Board of Managers shall be permitted to cause a distribution, loan or other transfer of cash by the Company or one or more of its Controlled Entities to be made solely to the Blocker Member (or other applicable member of the Parent Corporation Group) (such distribution, loan or other transfer satisfying the following proviso, an “M&A Distribution”), provided, however that (a) each such distribution, loan or other transfer is (i) made at or following such time as the Board of Managers reasonably determines that a specific acquisition is reasonably likely to be consummated by the Blocker Member or another applicable member of the Parent Corporation Group and (ii) used solely to facilitate the consummation of such an acquisition within the time reasonably specified therefor by the Board of Managers at the time of such M&A Distribution (with any interest accrued thereon for the benefit of the Company), and (b) the Blocker Member (or other applicable member of the Parent Corporation Group) (i) contributes (in the case of an M&A Distribution that was a distribution), (ii) transfers in repayment of the applicable M&A Distribution that was a loan or (iii) sells solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, or causes to be contributed (in the case of an M&A Distribution that was a distribution), transferred in repayment of the applicable M&A Distribution that was a loan, or sold solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, as soon as practicable thereafter, to the Company or the applicable Controlled Entities of the Company, the assets directly or indirectly acquired with such distribution, loan or other transfer, as directed by the Board of Managers. If the M&A Distribution is not used solely to facilitate the consummation of an acquisition in accordance with the foregoing clause (a) within the time specified therefor by the Board of Managers, the Blocker Member (or other applicable member of the Parent Corporation Group) will contribute (in the case of an M&A Distribution that was a distribution), transfer in repayment of the applicable M&A Distribution that was a loan, or retransfer (in the case of an M&A Distribution that was not a distribution or a loan) the full amount of such M&A Distribution and any interest accrued thereon to the Company or the applicable Controlled Entities of the Company at or prior to 5:00 pm New York time on the applicable date. During any time period between the time of the M&A Distribution and the contribution, repayment or sale contemplated by the foregoing clause (b) of the immediately foregoing sentence, the Blocker Member (or other applicable member of the Parent Corporation Group) shall hold such cash, and operate any acquired assets, for the benefit of the Company. The number of Common Units held by the Blocker Member (or other applicable member of the Parent Corporation Group) shall not change as a result of any M&A Distribution or the re-contribution, repayment or retransfer of such M&A Distribution (together with any interest accrued thereon) or contribution, repayment or sale of any assets directly or indirectly acquired with such M&A Distribution, in each case as described in this Section 5.8. For the avoidance of doubt, neither an M&A Distribution nor the re-contribution, repayment or retransfer of such M&A Distribution (together with any interest accrued thereon) or contribution, repayment or sale of any assets directly or indirectly acquired with such M&A Distribution shall have any effect on the Adjustment Factor. For purposes of all computations required hereunder, the amount of any M&A Distribution that has not been repaid to the Company or the applicable Controlled Entities of the Company (including, to the extent an acquisition has been consummated with the proceeds of such M&A Distribution but the assets so acquired have not yet been contributed, repaid or sold to the Company or the applicable Controlled Entities of the Company as required hereby, the value of the assets so acquired) shall be treated as an asset owned by the Company or the applicable Controlled Entities of the Company and not by the Blocker Member (or other applicable member of the Parent Corporation Group). To the extent that any fees, costs and expenses are incurred in connection with the pursuit of an acquisition described in this Section 5.8, such fees, costs and expenses will be subject to the reimbursement provisions in Section 7.2(b).

ARTICLE VI

ALLOCATIONS

Section 6.1 Allocations of Net Profits and Net Loss of the Company. Subject to Section 6.2 and Section 6.3, the Net Profits and Net Losses of the Company, including each item of income, gain, loss, deduction and credit, for each Fiscal Year or other applicable period, and in the event of a liquidation or dissolution of the Company, shall be allocated among the Members in a manner such that the Capital Account of each such Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member during such Fiscal Year or other applicable period if (a) the Company were dissolved and terminated; (b) its affairs were wound up and each Company asset was sold for cash equal to its Gross Asset Value; (c) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability); and (d) the net assets of the Company were distributed in accordance with Section 13.3 to such Members immediately after giving effect to such allocation, minus such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of the Company’s assets.

Section 6.2 Special Allocations. The following special allocations shall be made in the following order prior to any allocations under Section 6.1:

(a) Company Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the partnership minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted and applied consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4), notwithstanding any other provision of this Article VI if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, any Member with a share of that Member Minimum Gain attributable to such a Member Nonrecourse Debt (as determined under Regulations section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the partner minimum gain chargeback requirements in the Regulations and shall be interpreted and applied consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.2(c) were not in this Agreement. This Section 6.2(c) is intended to comply with the qualified income offset provision in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the amount that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article VI have been tentatively made as if Section 6.2(c) and this Section 6.2(d) were not herein.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in the manner determined by the Board of Managers and each Member’s share of excess Nonrecourse Debt shall be allocated in the same manner; provided, however, that notwithstanding the foregoing, Nonrecourse Debt shall be allocated in a manner intended to avoid causing any Member to recognize gain pursuant to Section 731(a)(1) of the Code to the maximum extent permitted by applicable Law.

(f) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations section 1.752-2. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Regulations sections 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations.

Section 6.3 Curative Allocations. The allocations set forth in Section 6.2(a)–(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision hereof, the Regulatory Allocations shall be taken into account in allocating items of Company income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member pursuant to Section 6.1 if the Regulatory Allocations had not occurred.

Section 6.4 Tax Allocations. The Members shall cause income, gain, loss and deductions (including any depreciation and/or cost recovery deductions) attributable to property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and Regulations promulgated thereunder using the traditional method as described in Regulations section 1.704-3(b). Such allocations shall be made in such manner and utilizing such permissible tax elections as determined in good faith by the Board of Managers. Allocations pursuant to this Section 6.4 are solely for purposes of United States federal, state, and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of items of income, gain, loss and deduction. The Members are aware of the tax consequences of the allocations made by this Section 6.4 and agree to be bound by the provisions of this Section 6.4 in reporting their shares of items of Company income, gain, loss and deduction.

Section 6.5 Compliance with Section 704(b) of the Code. The allocation provisions contained in this Article VI are intended to comply with Section 704(b) of the Code and the Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith.

Section 6.6 Consent of Partners. The allocation methods of items of income, gain, loss and deduction contained in this Article VI are hereby expressly consented to by each Member as a condition of becoming a Member.

Section 6.7 Change in Company Interest. If there is a change in any Member’s Membership Interests during any Fiscal Year, the principles of Section 706(d) of the Code shall apply in allocating Net Profits and Net Loss and items thereof for such Fiscal Year to account for the variation. For purposes of applying Section 706(d) of the Code, the Board of Managers may adopt any method or convention permitted under applicable Regulations; provided, however, that in the event of a Transfer of Common Units solely between a transferor Member and a transferee Member such transferor Member and transferee Member shall be entitled to determine the allocation method and convention under Section 706(d) of the Code applicable as between such Members with respect to any and all allocations under Section 706(d) of the Code that affect solely such transferor Member and transferee Member.

Section 6.8 Modification of Allocations. The allocations set forth in this Article VI are intended to comply with certain requirements of the Regulations. Notwithstanding the other provisions herein (including Section 6.4), the Board of Managers shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Profits and Net Loss (and to individual items of income, gain, loss, deduction and credit) pursuant hereto as are required (a) in order to comply with Section 704 of the Code or applicable Regulations, (b) to allocate properly Net Profits and Net Loss (and individual items of income, gain, loss, deduction and credit) to those Members who bear the economic burden or benefit associated therewith and/or (c) to otherwise cause the Members to achieve the economic objectives hereunder, in each case, as reasonably determined by the Board of Managers. If there are any changes after the date hereof in applicable Tax Law, Regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions herein with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Members not to achieve in any material respect the economic objectives underlying this Agreement, the Board of Managers may in its reasonable discretion make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives.

Section 6.9 Certain Actions. In no event shall the Company, the Board of Managers or any member of the Parent Corporation Group take or cause the Company (or any of the Company’s Controlled Entities) to take any action (or fail to take any action) or make, or cause the Company (or any of the Company’s Controlled Entities) to make, any determination (or fail to make any determination) with respect to Tax matters or otherwise affecting the Tax items of the Company (or any of the Company’s Controlled Entities) or of any Member (including with respect to the method of allocation of income and losses to Capital Accounts or for tax purposes, any tax election, any method of tax accounting or any position on any tax return, in connection with any tax proceeding or otherwise) if such action or omission (a) could reasonably be expected to have the effect of treating any Non-Blocker Member materially disproportionately and adversely as compared to the Blocker Member (or any other member of the Parent Corporation Group), and (b) is not expressly required by the provisions hereof or of the Business Combination Agreement or the Tax Receivable Agreement. Notwithstanding the foregoing, nothing in this Section 6.9 shall be interpreted or applied so as to require the Board of Managers, any member of the Parent Corporation Group or the Company to take or cause the Company (or any of the Company’s Controlled Entities) to take any action (or fail to take any action) or make, or cause the Company (or any of the Company’s Controlled Entities) to make, any determination (or fail to make any determination) that the Company, such member of the Parent Corporation Group or the Board of Managers reasonably determines would result in a violation of applicable Law; provided that, if an action or omission is required as a result of this sentence, the Board of Managers, the members of the Parent Corporation Group and the Company shall cooperate in good faith with the Non-Blocker Members to mitigate any effect of such action or omission to the extent that such effect would otherwise be subject to the requirements of the first sentence of this Section 6.9.

ARTICLE VII

OPERATIONS

Section 7.1 Management.

(a) Board of Managers.

(i) All management powers over the business and affairs of the Company shall be exclusively vested in the Board of Managers, and the Board of Managers shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board of Managers is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Act. The Board of Managers may (1) act by meetings or written consents pursuant to Section 7.1(a)(iii) and Section 7.1(a)(iv) and (2) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 7.1(d).

(ii) The Board of Managers shall at all times consist of the same number of Managers as the Board of Directors and the same persons as the Board of Directors. No Member has a right to appoint or elect a Manager to the Board of Managers that is not a director of the Board of Directors and each Manager shall serve until his or her successor has been duly elected and qualified in the same, or until his or her earlier removal, resignation, death or disability. Any Manager may be removed from the Board of Managers or from any other capacity with the Company at any time, with or without cause if such person is removed from the Board of Directors. A Manager may resign at any time upon written notice to the Board of Managers.

(iii) The Board of Managers may hold meetings, both regular and special, either within or without the State of Delaware, or solely by means of electronic communication in accordance with the Act. Regular meetings of the Board of Managers may be held without notice at such time and place as shall from time to time be determined by the Board of Managers. At all meetings of the Board of Managers, a majority of the entire Board of Managers shall constitute a quorum for the transaction of business. Unless a different vote is required by express provision of an applicable Law or this Agreement, the vote of a majority of Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. At any meeting of the Board of Managers, business shall be transacted in such order and manner as the Board of Managers may from time to time determine. If a quorum shall not be present at any meeting of the Board of Managers, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iv) Unless otherwise restricted hereby, any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting, if all members of the Board of Managers or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Managers or committee.

(b) No Member or Assignee (other than any officer, director, manager, member, employee, partner, agent, representative or trustee of the Blocker Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Blocker Member or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Blocker Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Blocker Members or Assignees hereunder.

(c) Notwithstanding anything to the contrary herein, to the fullest extent permitted by applicable Law, the Board of Managers shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity, all without further act or Consent of the Members or any other Person; provided, however, that nothing herein shall alter in any respect any rights under the Corporation’s Charter or bylaws or applicable Law of any stockholder of the Corporation to approve or adopt, as applicable, such sale, lease, exchange or other disposition or a Member, in its capacity as a stockholder of the Corporation, to vote in connection therewith.

(d) The Board of Managers may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Board of Managers deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the Board of Managers from time to time. Each such officer, board or committee member shall serve at the pleasure of, and may be removed by, the Board of Managers, and any officer of the Company or any of its Controlled Entities, in such officer’s capacities as such, shall owe to the Company or such Controlled Entity, as applicable, duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the Laws of the State of Delaware. The officers of the Company as of the immediately prior to the Closing (as defined in the Business Combination Agreement) shall remain in their respective offices and shall be deemed to have been appointed by the Board of Managers.

(e) The Board of Managers may cause the Company to contract and deal with the Blocker Member, the Corporation, or any Affiliate of the Corporation; provided that such contracts and dealings are on terms comparable to those available to the Company from others dealing with the Company at arm’s length or are approved by the Consent of the Non-Blocker Members and otherwise are permitted by contracts to which the Company is a party.

Section 7.2 Compensation and Reimbursement.

(a) The Board of Managers shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided herein.

(b) Subject to Section 5.1 and Section 7.2(c), the Company shall be liable for, and shall reimburse the Corporation (or the applicable member of the Parent Corporation Group), on a monthly basis, or such other basis as the Board of Managers may determine, for all sums expended and obligations incurred by the members of the Parent Corporation Group in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees of the members of the Parent Corporation Group or the Company, including payments under future compensation plans of the members of the Parent Corporation Group or the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Parent Corporation Group or the Company will receive payments based upon dividends on or the value of Class A Shares, (iii) director fees and expenses and (iv) all costs and expenses of the members of the Parent Corporation Group’s maintenance of its corporate status and being a public company, including, without limitation, costs of filings with the SEC, reports and other distributions to its stockholders. The Members acknowledge that all such expenses are deemed to be for the benefit of the Company. Such reimbursements shall be made on an after-tax basis and be in addition to any reimbursement of any member of the Parent Corporation Group as a result of indemnification pursuant to Section 7.6.

(c) To the extent practicable, Company expenses shall be billed directly to and paid by the Company and reimbursements to any member of the Parent Corporation Group by the Company pursuant to this Section 7.2 shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and the Regulations) and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

Section 7.3 Outside Activities.

(a) No member of the Parent Corporation Group shall, directly or indirectly, enter into or conduct any business, other than in connection with (i) the ownership, acquisition and disposition of Membership Interests, (ii) the management of the business of the Company, (iii) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Company or its assets or activities and (vi) such activities as are incidental thereto; provided, however, a member of the Parent Corporation Group may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as the members of the Parent Corporation Group take commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend the provisions hereof, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the applicable member of the Parent Corporation Group. The members of the Parent Corporation Group and any of their respective Affiliates may acquire Membership Interests and shall be entitled to exercise all rights of a Non-Blocker Member relating to such Membership Interests.

(b) Prism and each of the Prism Members shall (i) communicate to the Board of Managers any and all investment opportunities that relate to the Business of which Prism or such Prism Member becomes aware, regardless of the location of such investment opportunity, whether acting for its own account or for the account of another Person and (ii) not, directly or indirectly, including through any Affiliate, pursue any such investment activity without first offering the opportunity to the Company and, if the Company elects not to pursue such opportunity, obtaining the consent of the Board of Managers and the Consent of the Members; provided that such a corporate opportunity shall not be deemed to belong to the Company or any of its Controlled Entities if it is a business opportunity that the Company and its Controlled Entities are not legally able to undertake, or that is, by its nature, not related to the Business.

(c) Subject to any agreements entered into by a Non-Blocker Member or any of its Affiliates with any member of the Parent Corporation Group, the Company or any Controlled Entity thereof (including any employment agreement), any Non-Blocker Member (other than the Prism Members), and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Non-Blocker Member (other than the Prism Members), shall be entitled to and may engage, invest or otherwise have an interest in any other business, activity or opportunity of any nature, independently or with others, including any business engagement, investment or interest that is in direct or indirect competition with the Company or enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue hereof in any business ventures of any Non-Blocker Member (other than the Prism Members) or Assignee of a Non-Blocker Member (other than the Prism Members). Subject to such agreements and the foregoing, none of the Non-Blocker Members nor any other Person shall have any rights by virtue hereof or the relationship established hereby in any business ventures of any other Person (other than any member of the Parent Corporation Group, Prism or the Prism Members, to the extent expressly provided herein), and such Person shall have no obligation pursuant hereto, subject to any agreements entered into by a Non-Blocker Member or its Affiliates with any member of the Parent Corporation Group, the Company or a Controlled Entity thereof, to offer any interest in any such business ventures to the Company, any Non-Blocker Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Non-Blocker Member or such other Person, could be taken by such Person. No amendment or repeal of this Section 7.3(c) shall apply to or have any effect on the liability or alleged liability of any Non-Blocker Member for or with respect to any opportunities of which any such Non-Blocker Member becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Membership Interests shall be deemed to have notice of and consented to the provisions of this Section 7.3(c).

(d) Non-Competition, Non-Solicitation and Intellectual Property of Prism and Prism Members.

(i) Notwithstanding anything herein to the contrary, until the earlier of five (5) years from the termination of employment with the Company or any Controlled Entity for any reason (if applicable) and three (3) years from the time at which such Person ceases to hold Common Units or equity interests in Prism, neither Prism nor a Prism Member shall, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as employee, employer, principal, agent, trustee, consultant, contractor, manager, officer, shareholder or lender: (1) carry on or be engaged in any undertaking, (2) have a financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on a business, (3) advise, manage, lend money to or guarantee the debts or obligations of any Person which carries on a business, (4) permit their name to be used or employed by any Person carrying on, engaged in a business (5) permit their name to be used or employed by any Person carrying on, engaged in a business, (6) canvass or solicit the business of (or procure or assist the canvassing or soliciting of the business of) any Customer or Prospective Customer, (7) accept (or procure or assist the acceptance of) any business from any Customer or Prospective Customer, (8) supply (or procure or assist the supply of) any goods or services to any Customer or Prospective Customer, (9) unless otherwise approved in writing by the Board of Managers, which approval shall not be unreasonably withheld or delayed, employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Company any individual who is employed by the Company or ceased employment with the Company for one hundred and twenty (120) days, whether or not such individual would commit any breach of his contract or terms of employment by leaving the employment of the Company or (10) procure or assist any Person to employ, offer employment or solicit the employment or engagement of any such individual, in each case in or with respect to (as applicable) the same business as, or a competing business to (i.e., that is the same or a substantially similar business to the Business in North America).

(ii) Prism and the Prism Members each hereby assign to the Company all Intellectual Property they own as of the date hereof (which has not been previously assigned to the Company or any of its Controlled Entities) or which is conceived or made solely by Prism or such Prism Member or jointly by Prism or such Prism Member, as the case may be, and any other Person or Persons prior to Prism or such Prism Member ceasing to hold any Membership Interests, and which directly relates to the Business, including related research or other activities of the Company or any of its Controlled Entities or which results from any task assigned to or performed by such Person on behalf of the Company or any of its Controlled Entities. Prism and the Prism Members hereby covenant and agree that they will (1) promptly disclose to the Company any Intellectual Property covered by this Section 7.3(d)(ii), (2) if requested by the Company, execute a specific assignment of such Intellectual Property to the Company or a Controlled Entity, and (3) take all reasonable actions requested of them by the Company to assist the Company or any of its Controlled Entities, at the Company’s expense, to secure protection of all applicable Intellectual Property in the United States.

(iii) Notwithstanding the foregoing, the provisions of this Section 7.3(d) shall cease to be of any effect upon a Termination Transaction of a Non-Blocker Member with respect to Prism or a Termination Transaction of the Corporation.

(iv) Notwithstanding the foregoing, nothing herein shall prevent Prism or a Prism Member from owning not more than one percent (1%) of any class of securities of an entity, the securities of which are listed on a recognized securities exchange which carries on a business which is the same as or which competes with the Business.

(e) Notwithstanding anything herein to the contrary, any Membership Interests held by the Parent Corporation Group shall be held only by the Corporation or a wholly owned Controlled Entity of the Corporation.

Section 7.4 Duties; Limitation of Liability of the Board of Managers.

(a) The Board of Managers shall have the same duties to the Company as the Board of Directors has to the Corporation.

(b) Without limiting any of the Board of Managers’ covenants or agreements hereunder or any of the duties any Manager may owe to the stockholders of the Corporation under applicable Law, (i) no Manager, acting in their capacity as such, shall have any duties directly to any Member and (ii) no Manager, acting in their capacity as such, shall be directly liable to the Company for money damages by reason of their service as such.

(c) In performing its duties hereunder and under applicable Law, the Board of Managers shall be entitled to rely on the provisions hereof and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any Controlled Entity of the Company, prepared or presented by an officer, employee or agent of the Company or any such Controlled Entity, or by a lawyer, certified public accountant, appraiser or other person engaged by the Company as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Board of Managers reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Board of Managers may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(d) Any amendment, modification or repeal of this Section 7.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managers under this Section 7.4, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.5 No Fiduciary Duties of the Members.

(a) No Member or any Affiliate of such Member (such Persons, the “No-Duty Persons”) shall owe any fiduciary duty to any Covered Person, the Company, or any of their respective Representatives or any other Person. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any No-Duty Person, and any such fiduciary duty that would otherwise apply under applicable Law is hereby eliminated to the fullest extent permitted under applicable Law. Furthermore, each of the Members and the Company hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable Law, any and all fiduciary duties (including any fiduciary duty related to or associated with self-dealing, corporate or business opportunities or otherwise) of any No-Duty Person that, absent such waiver, would otherwise apply under applicable Law and, in doing so, acknowledges and agrees that the only duties and obligation of each No-Duty Person, in its capacity as a Member , to each other Covered Person, the Company, any of their respective Representatives or any other Person are as expressly set forth herein or under applicable Law. Accordingly, to the fullest extent permitted by applicable Law, no No-Duty Person, in its capacity as a Member or Affiliate thereof, shall be liable to the Company, any of its Representatives or to any Member for any act performed or omission made by such No-Duty Person taken in its capacity as a Member or Affiliate thereof in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from gross negligence, fraud, any action or inaction of such No-Duty Person taken or not taken with the intent to breach this Agreement or any action or inaction of such No-Duty Person taken or not taken with the intent to engage in an illegal act or except pursuant to any express indemnities given to the Company by such No-Duty Person pursuant to any other written instrument.

(b) To the fullest extent permitted under applicable Law, whenever a No-Duty Person is permitted or required to make a decision or take an action or omit to do any of the foregoing (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude or without an express standard of behavior (including standards such as “reasonable” or “good faith”), such No-Duty Person shall be entitled to consider any such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever or (ii) with an express standard of behavior (including standards such as “reasonable” or “good faith”), then such No-Duty Person shall comply with such express standard but, to the fullest extent permitted under Law, shall not be subject to any other or additional standard imposed by this Agreement or Law.

(c) The provisions hereof, to the extent that they restrict or eliminate the duties and liabilities of the No-Duty Persons otherwise existing at law or in equity, are agreed by the Members and the Company to replace such other duties and liabilities of the No-Duty Persons to the fullest extent permitted by applicable Law.

(d) Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Members under this Section 7.5, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.6 Exculpation and Indemnification.

(a) Liability. Except as otherwise provided herein, to the fullest extent permitted by applicable Law, the debts, obligations and liabilities of the Company and each Controlled Entity thereof, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or such Controlled Entity, and no Covered Person shall be obligated to any Person (including any creditor of the Company) for the repayment, satisfaction or discharge of any such debt, obligation or liability of the Company or such Controlled Entity solely by reason of being a Covered Person; provided, however, that the foregoing shall not eliminate or limit the liability of such Covered Person by reason of acts or omissions of such Person that involve gross negligence, fraud or willful misconduct. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations or liabilities of the Company. No Member shall take, or cause to be taken, any action that would result in any other Member having any personal liability for the obligations of the Company. The failure of the Company to observe any formalities relating to the exercise of its powers or management of its business or affairs hereunder or under applicable Law shall not be a ground for imposing personal liability on any Member or Covered Person for the obligations and liabilities of the Company.

(b) Exculpation. To the fullest extent permitted by applicable Law, no Covered Person who serves on behalf of the Company shall be liable to the Company, any Controlled Entity thereof or any other Person for any loss, liability, damage or claim arising out of any act or omission performed or omitted by such Covered Person on behalf of the Company or any Controlled Entity thereof or in furtherance of the interests of the Company or any Controlled Entity thereof or arising out of or in connection with the Company or any Controlled Entity thereof taken or omitted by such Covered Person, so long as such act or omission did not constitute gross negligence, fraud or willful misconduct.

(c) Indemnification. In addition to the advancement of expenses pursuant to Section 7.6(d), to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company agrees to indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the reasonable fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Covered Person shall be designated a party thereto), whether absolute, accrued, conditional or otherwise and whether or not resulting from bona fide third-party claims (collectively, “Indemnifiable Losses”), which may be imposed on, incurred by or asserted against any such Covered Person, in any manner relating to or arising out of (i) any act or omission performed or omitted by such Covered Person either on behalf of the Company or its Controlled Entities or in furtherance of the interests of the Company or arising out of or in connection with the Company, or (ii) the fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company or any of its controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including any Controlled Entity of the Company (the “Actions”); provided that the Company shall not indemnify a Covered Person (i) for any Action if it is established by a final judgment of a court of competent jurisdiction that the actions or omissions of the Covered Person were material to the matter giving rise to the Action and constituted fraud or were committed with willful misconduct or gross negligence, (ii) for an Action initiated by the Covered Person (other than an Action to enforce such Indemnitee’s rights to indemnification under this Section 7.6(c) or advance of expenses under Section 7.6(d)), or (iii) for a criminal proceeding if the Covered Person had reasonable cause to believe that the Covered Person’s act or omission was a crime; provided, further, that any indemnity payment under this Section 7.6(c) shall be provided out of and to the extent of Company Property only (including available insurance), and no Member shall have any personal liability on account thereof or be required to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.6(c). The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 7.6, unless such judgment, order or settlement specifically addresses whether the Indemnitee met the requisite standard of conduct. The termination of any proceeding by conviction of a Covered Person or upon a plea of nolo contendere or its equivalent by a Covered Person, or an entry of an order of probation against a Covered Person prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6(c), with respect to the subject matter of such proceeding.

(d) Advancement of Expenses. To the fullest extent permitted by applicable Law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person of the type entitled to be indemnified under this Section 7.6 shall, from time to time, be advanced by the Company prior to the final disposition of any claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay any such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Section 7.6 or otherwise.

(e) Good-Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or any Controlled Entity thereof and upon such information, opinions, reports or statements presented to the Company or any Controlled Entity thereof by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any Controlled Entity thereof, including information, opinions, reports or statements as to the value and amount of the Company Property, liabilities, or any other facts pertinent to the existence and amount of the Company Property from which distributions to the Members might properly be paid.

(f) Severability. To the fullest extent permitted by applicable Law, if any portion of this Section 7.6 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company or any Controlled Entity thereof as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any Controlled Entity thereof, in each case to the full extent permitted by applicable Law.

(g) Survival. This Section 7.6 shall survive any termination of hereof and shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Covered Person.

(h) Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.6 shall not be deemed exclusive of any other rights to which a Covered Person may be entitled at law or in equity, including common Law rights to indemnification or contribution (if any). Nothing in this Section 7.6 shall affect the rights or obligations of any Covered Person (or the limitations on those rights or obligations) under any other agreement or instrument to which such Covered Person is a party.

(i) Primacy of Indemnification.

(i) The Company hereby acknowledges that certain Covered Persons may have certain rights to indemnification or insurance provided by the Members and certain of their Affiliates (collectively, the “Member Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to each Covered Person are primary and those of the Member Indemnitors are secondary) and that it shall be liable for the full amount of all Indemnifiable Losses to the extent legally permitted. The Company further agrees that no advancement or payment by the Member Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Member Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

(ii) Except as provided in Section 7.6(i)(i), in the event of any payment of Indemnifiable Losses hereunder, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Covered Person against other Persons (other than the Member Indemnitors), and the Covered Person shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. Notwithstanding anything to the contrary herein, this Section 7.6(i) shall be for the exclusive benefit of the Member Indemnitors and shall not result in any benefit to, or right of, any other Person.

(j) No Duplication of Payments. The Company shall not be liable under this Section 7.6 to make any payment to a Covered Person in respect of any Indemnifiable Losses to the extent that the Covered Person has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Covered Person made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

(k) Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Board of Managers) may, but shall not be obligated to, purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company, is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against such Person and liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such expense, liability or loss under applicable Law.

(l) It is the intent of the parties that any amounts paid by the Company to any member of the Parent Corporation Group pursuant to this Section 7.6 shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and the Regulations) and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

Section 7.7 Notice of Proceedings. Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give prompt written notice to the Company of the commencement of such proceeding; provided that the failure of a Covered Person to give notice as provided herein shall not relieve the Company of its obligations under Section 7.6, except to the extent that the Company is actually and materially prejudiced by such failure to give notice. In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company shall be entitled to assume the defense of such proceeding; provided that the Covered Person shall be entitled to participate in such proceeding and to retain its own counsel at its own expense. After notice from the Company to such Covered Person acknowledging the Company’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company shall not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. Without the consent of such Covered Person (not to be unreasonably withheld, conditioned or delayed), the Company shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein and does not involve any statement, finding or admission of any fault, culpability, failure to act, violation of Law or admission of any wrongdoing by or on behalf of such Covered Person.

Section 7.8 Amendments. Any repeal, amendment or modification of Article VII shall not adversely affect any rights of a Covered Person pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Rights of Members Relating to the Company.

(a) In addition to other rights provided hereby or under applicable Law, the Company shall deliver to each Member a copy of any information mailed to all stockholders of the Corporation as soon as practicable after such mailing.

(b) The Company shall notify any Member that is a Qualifying Party, on written request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

(c) Notwithstanding any other provision of this Section 8.1, the Company may keep confidential from the Members (or any of them), for such period of time as the Board of Managers determines to be reasonable, any information that (i) the Board of Managers believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interests of the Company or the Members or (ii) the Company is required by Law or by agreement to keep confidential.

Section 8.2 Members’ Right to Act. For matters that require the Consent of the Members or the Consent of the Non-Blocker Members, the applicable Members shall act through meetings and written consents as described in this Section 8.2.

(a) Except as otherwise expressly provided herein, acts by Consent of the Members or Consent of the Non-Blocker Members, voting together as a single class, shall be the acts of the Members or the Non-Blocker Members, respectively. Any Member entitled to vote at a meeting of Members or a meeting of Non-Blocker Members, or to express consent or dissent to any Company action in a written transmission without a meeting, may authorize another Person or Persons to act for such Member by proxy in accordance with applicable Law. If a proxy designates two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) Actions by the Members or the Non-Blocker Members hereunder shall be taken at a meeting called by the Blocker Member or by a Majority in Interest of the Members on at least forty-eight (48) hours’ prior written notice to the other Members entitled to vote thereat, which notice shall state the purpose or purposes for which such meeting is being called unless such notice is waived by such Member; provided, however, that any such action may be taken by written consent; provided that such consent is signed by Members having not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which the applicable Members entitled to vote thereon were present and voted. The actions taken by the Members entitled to vote or Consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held execute a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the applicable Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 8.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities hereunder, including as a Member.

ARTICLE IX

BOOKS AND RECORDS

Section 9.1 Books and Records. The Company shall keep, or cause to be kept, separate, complete and accurate books and records of the Company for financial reporting purposes, on an accrual basis, in accordance with the United States generally accepted accounting principles, consistently applied, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Law. The Company shall keep at its principal office the following:

(a) true and correct information regarding the state of the business and financial condition and operating results of the Company and in compliance with past custom and practice;

(b) a copy of the Certificate and this Agreement and all amendments thereto and hereto;

(c) a current list of the full names and last known business, residence, mailing and email addresses of all Members; and

(d) copies of the Company’s (and its Controlled Entities’) federal, state and local income Tax returns and reports, if any, for all taxable years or periods.

Section 9.2 Inspection. Subject to Section 15.10, the Company shall permit the Members (personally or through an authorized representative) to (a) visit and inspect any of the properties of the Company and its Controlled Entities, (b) examine and copy (at their own expense) the books and records, or business and financial records, of the Company or any of its Controlled Entities and (c) consult with the Board of Managers, and the managers, officers, employees or independent accounts of the Company or any of its Controlled Entities, concerning the affairs, finances and accounts of the Company or any of its Controlled Entities, in each case, during reasonable business hours upon reasonable prior notice in such a manner as to not unreasonably disrupt the normal operations of the Company or such Controlled Entity and solely for purposes reasonably related to their respective Membership Interests.

ARTICLE X

TAX MATTERS

Section 10.1 Partnership Status and Tax Elections. It is the intent of the Members that the Company be taxed as a partnership for United States federal, state and local income Tax purposes. The Members hereby agree not to elect (a) to be excluded from the application of subchapter K of chapter 1 of subtitle A of the Code or any similar state statute and (b) for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

Section 10.2 Tax Returns; Information. Prism shall arrange for the preparation of all income Tax returns of the Company for taxable years of the Company ending prior to January 1, 2020 and shall cause the same to be filed in a timely manner; provided that Prism shall provide Clairvest and the Blocker Member, a reasonable right to review and comment on any such Tax returns prior to any such filing and Prism shall incorporate in the Tax return filed any reasonable comments received from Clairvest and the Blocker Member. The Board of Managers shall arrange for the preparation of all other Tax returns of the Company; provided, however, that (a) in the case of any such Tax return that is an income Tax return and that relates to a taxable year of the Company beginning on or before, and ending after, the Closing Date, the Company shall provide a draft copy of such Tax return to Prism and Clairvest for their respective review and comment not later than forty-five (45) days prior to the due date (including valid extensions, the “Due Date”) for filing such Tax return and shall incorporate in the Tax return filed any reasonable comments received from Prism and Clairvest not later than five (5) days prior to the Due Date for the filing thereof. As soon as practicable following the end of each Fiscal Year, the Company shall furnish to each Member a copy of each such Tax return as filed, together with any schedules or other information such Member may reasonably require in connection with such Member’s own tax affairs. Without limiting the generality of the foregoing, as soon as practicable, but in any event within ninety (90) days following the end of each Fiscal Year, the Company shall deliver to each Person who was a Member during such Fiscal Year a Schedule K-1 for such Fiscal Year.

Section 10.3 Partnership Representative.

(a) (i) Prism is hereby designated (1) as the Company’s “tax matters partner” for U.S. federal income tax purposes under Section 6231(a)(7) of the Code, as in effect for Company taxable years beginning on or before December 31, 2017, and (2) the “partnership representative,” as that term is defined in Section 6223(a) of the Code, as in effect for taxable years of the Company beginning after December 31, 2017, and ending prior to January 1, 2020, and (ii) the Blocker Member is hereby designated as the “partnership representative,” as that term is defined in Section 6223(a) of the Code, as in effect for taxable years of the Company beginning on or after January 1, 2020 (any Member acting as the “tax matters partner” or the “partnership representative,” the “Partnership Representative”), with all of the rights, duties and powers provided for in the Code and Regulations. For each taxable year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Regulations. Each Member expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Partnership Representative shall have the sole authority to act on behalf of the Company in connection with and make all relevant decisions regarding application of the Partnership Audit Procedures, including, but not limited to, any elections under the Partnership Audit Procedures or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS. The Partnership Representative shall keep all Members reasonably informed of any audit or proceeding asserting any Tax liability related to the Company.

(c) The Members agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Procedures, including without limitation to make any elections available to the Company under the Partnership Audit Procedures. Each Member agrees that, upon request of the Company, such Member shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Company to comply with the provisions of Section 6226 of the Partnership Audit Procedures so that any “partnership adjustments” (as defined in Section 6241(2) of the Partnership Audit Procedures) are taken into account by the Members and former Members rather than the Company; (ii) use the provisions of Section 6225(c) of the Partnership Audit Procedures including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Procedures) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Company; or (iii) otherwise allow the Company and its Members to address and respond to any matters arising under the Partnership Audit Procedures.

(d) Notwithstanding other provisions herein to the contrary, if any partnership adjustment is determined with respect to the Company, the Partnership Representative shall, at the Blocker Member’s request, in its sole discretion, cause the Company to elect pursuant to Section 6226 of the Partnership Audit Procedures to have such adjustment passed through to the Members for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Procedures). In the event that the Partnership Representative has not caused the Company to so elect pursuant to Section 6226 of the Partnership Audit Procedures, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Procedures) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Members based upon their interests in the Company for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Procedures paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by Law or contract.

(e) Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to such Member’s share of any Tax deficiency paid or payable by the Company that is allocable to the Member as determined in accordance with the second sentence of Section 10.3(d) with respect to an audited or reviewed taxable year for which such Member was a partner in the Company. The obligations set forth in this Section 10.3(e) shall survive the termination of any Member’s interest in the Company, the termination hereof and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income Tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Section 10.3. Any obligation of a Member pursuant to this Section 10.3(e) shall be implemented through adjustments to distributions otherwise payable to such Member as determined in accordance with Section 5.1; provided, however, that at the written request of the Partnership Representative, each Member or former Member may be required to contribute to the Company such Member’s Imputed Underpayment Amount imposed on and paid by the Company; provided, further, that if a Member or former Member individually directly pays, pursuant to the Partnership Audit Procedures, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Member or former Member. Any amount withheld from distributions pursuant to this Section 10.3(e) shall be treated as an amount distributed to such Member or former Member for all purposes hereunder.

(f) All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Company (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 10.3(f)), and the Company shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Company, any Member or any Affiliate thereof for any costs or losses to any Persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 10.3 absent (i) willful breach of any provision of this Section 10.3 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.

(g) Any action taken by the Partnership Representative in breach hereof shall be unauthorized and void ab initio.

Section 10.4 Tax Elections.

(a) With respect to any Fiscal Year of the Company beginning before January 1, 2020, Prism shall determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Section 754 of the Code, and shall have the right to seek to revoke any such election (including any election under Section 754 of the Code).

(b) With respect to any Fiscal Year of the Company beginning on or after January 1, 2020, (i) the Company shall file (or cause to be filed) an election pursuant to Section 754 of the Code for the Company for such Fiscal Year (to the extent such an election is not already in force) and shall maintain and keep such election in effect at all times and (ii) except as otherwise provided herein, the Board of Managers shall determine whether to make any available election pursuant to the Code.

Section 10.5 Withholding. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any U.S. federal, state, local or non-U.S. government any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state, local or non-U.S. Law and shall apportion such amounts to the Members with respect to which such amount was withheld. At least five (5) Business Days prior to any such withholding in respect of any Member, the Company shall notify such Member of the proposed withholding and shall reasonably cooperate with such Member in order to minimize or eliminate such withholding. The Company is also authorized to require a Member to promptly pay to the Company any amount otherwise required to be so withheld with respect to such Member that is paid over by the Company to the appropriate taxing authority (and such payment shall not be considered a Capital Contribution for purposes hereof). Any amounts so withheld (and not paid to the Company by the applicable Member) and paid over by the Company to the appropriate taxing authority shall be offset against the current or next amounts otherwise distributable to such Member (and, to the extent so withheld and paid over, shall be treated as amounts distributed to such Member for all purposes hereof).

Section 10.6 Survival. The obligations set forth in this Article X shall survive the termination of any Member’s interest in the Company, the termination hereof and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Article X.

ARTICLE XI

MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(a) No Membership Interest, in whole or in part, shall be (i) subject to the claims of any creditor, to any spouse for alimony or support or to legal process and (ii) except as may be specifically provided for herein, voluntarily or involuntarily alienated or encumbered.

(b) No Membership Interest shall be Transferred, directly or indirectly, in whole or in part, except in accordance with the terms and conditions set forth in Section 14.1 or this Article XI. Any Transfer or purported Transfer of a Membership Interest not made in accordance with Section 14.1 or this Article XI shall be null and void ab initio. Any Person to which a Transfer is made or attempted in violation of this Article XI shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company, except as otherwise provided herein. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. For the avoidance of doubt, the restrictions on Transfer contained in this Article XI shall not apply to the Transfer of any capital stock of the Corporation; provided that no Class B Shares may be Transferred unless a number of Common Units equal to the product of (i) such number of Class B Shares multiplied by (ii) the Conversion Ratio, are Transferred therewith in accordance with this Agreement (including in respect of those Transfers to Permitted Transferees) and the Charter.

(c) Regardless of whether such Transfer constitutes a Permitted Transfer, no Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Regulations section 1.752-4(b)) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Board of Managers; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Corporation to redeem or exchange for the Class A Shares Amount any Common Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.2 Transfer of Membership Interests Held by the Parent Corporation Group.

(a) Except as provided in Section 11.2(b), and subject to the rights of any Member set forth in a Membership Interest Designation, no member of the Parent Corporation Group may Transfer, directly or indirectly, its Membership Interests, in whole or in part, without the Consent of the Members.

(b) Subject to this Article XI and any other limitations hereunder to which the members of the Parent Corporation Group may otherwise be subject, any member of the Parent Corporation Group may (i) Transfer its Membership Interests, in whole or in part, to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Controlled Entity of the Corporation without the Consent of any Member or (ii) subject its Membership Interests, in whole or in part, to a security interest granted to a bank or other institutional lender to secure a loan for borrowed money by such member of the Parent Corporation Group.

Section 11.3 Members’ Rights to Transfer.

(a) General Restrictions. Except for any Permitted Transfer (subject to the applicable provisions of Section 11.3(c)) or any Transfer of Membership Interests pursuant to or Section 11.2 or Section 14.1, no Member or Assignee shall Transfer, directly or indirectly, its Membership Interests, in whole or in part, without the prior written consent of the Board of Managers and subject to any terms and conditions imposed by the Board of Managers (any such Transfer approved by the Board of Managers, an “Approved Transfer”).

(b) Transfer Conditions.

(i) Qualified Transferee. Except for any Transfer pursuant to Section 14.1, any Permitted Transfer and any Approved Transfer shall be made only to a single Qualified Transferee; provided, however, that all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(b)(iii) may be to a separate Qualified Transferee.

(ii) Opinion of Counsel. In connection with any Approved Transfer, the Transferring Member shall deliver or cause to be delivered to the Company an opinion of legal counsel reasonably satisfactory to the Board of Managers to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities Laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Board of Managers may waive this condition upon the request of the Transferor; provided, further, that, if the Board of Managers determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities Laws or regulations applicable to the Company or the Membership Interests, the Board of Managers may prohibit any Approved Transfer. The foregoing provisions of this Section 11.3(b)(ii) shall not apply to any Permitted Transfer or any Transfer pursuant to Section 14.1.

(iii) Minimum Transfer Restriction. Any Transferring Member in an Approved Transfer shall not Transfer less than the lesser of (i) 10,000 Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Board of Managers) or (ii) all of the remaining Membership Interests owned by such Transferring Member; provided, however, that for purposes of determining compliance with the foregoing restriction, all Membership Interests owned by Affiliates of a Member shall be considered to be owned by such Member. The foregoing provisions of this Section 11.3(b)(iii) shall not apply to any Permitted Transfer or any Transfer pursuant to Section 14.1.

(c) Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(d) Tax Information. In connection with any Transfer hereunder, the Member Transferring such Member’s Interest (or part thereof) or any rights therein shall provide such information as may be reasonably requested by the Board of Managers, including in connection with an election made or to be made by the Company pursuant to Section 754 of the Code or the Company’s potential withholding obligation under Section 1446(f)(4) of the Code.

Section 11.4 Substituted Members.

(a) No Member shall have the right to substitute a transferee of its Membership Interests, in whole or in part, as a Member, other than a Permitted Transferee. A transferee of any Member’s Membership Interests may be admitted as a Substituted Member only with the prior written consent of the Board of Managers; provided, however, that a

Permitted Transferee shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Board of Managers, subject to compliance with the last sentence of this Section 11.4(a). The failure or refusal by the Board of Managers to permit a transferee of any such Membership Interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Board of Managers or any member of the Parent Corporation Group. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Board of Managers (i) evidence of acceptance, in form and substance satisfactory to the Board of Managers, of all the terms, conditions and applicable obligations hereof, (ii) a counterpart signature page hereto executed by such Assignee, (iii) Consent by Spouse, if applicable, and (iv) such other documents and instruments as the Board of Managers may require to effect such Assignee’s admission as a Substituted Member.

(b) A Substituted Member shall have the same rights, preferences and privileges, and shall be subject to the same covenants and agreements, set forth herein as the applicable Members.

Section 11.5 Assignees. If (a) the Board of Managers’ consent is required pursuant to Section 11.4 for the admission of any transferee of Membership Interests under Section 11.3 and the Board of Managers withholds such consent or (b) any Permitted Transferee in a Permitted Transfer has not complied with the last sentence of Section 11.4(a), the applicable transferee shall be considered an Assignee for purposes hereof. An Assignee shall be entitled to receive distributions from the Company and the share of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Membership Interests assigned to such transferee and the rights to Transfer the Membership Interests as provided in, and subject to the terms and conditions of, this Article XI and Article XIV and the rights of a Member under Article XIII with respect to such Assignee’s Membership Interests (as if such Assignee was a Member), but shall not be deemed to be a Member or holder of Membership Interests for any other purpose hereunder. If any such transferee desires to make a further assignment of any such Membership Interests, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Non-Blocker Member desiring to make an assignment of Membership Interests. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in this Section 11.5.

Section 11.6 General Provisions.

(a) As a condition to any Permitted Transfer or any Approved Transfer, the applicable transferee shall assume, by operation of law or express written agreement, all of the obligations of the Transferring Member hereunder with respect to the applicable Transferred Membership Interests. No Transfer of any Membership Interests shall relieve the Transferring Member of any of its covenants and agreements hereunder, and no Non-Blocker Member may withdraw from the Company, except (i) as a result of a Permitted Transfer of all of such Member’s Membership Interests in which the transferee becomes a Substituted Member in accordance with Section 11.4, (ii) pursuant to the Redemption, Termination Transaction Redemption or Corporation Unit Acquisition of all of its Membership Interests under Section 14.1 or any redemption of all of its Membership Interests pursuant to any Membership

Interest Designation or (iii) as a result of the acquisition by the Corporation of all of such Member’s Membership Interests, whether or not pursuant to Section 14.1(b). Any Member that Transfers all of its Membership Interests in a transaction contemplated by the foregoing clauses (i) –(iv) shall cease to be a Non-Blocker Member and Member, as applicable.

(b) Notwithstanding anything to the contrary herein, in no event may any Transfer of Membership Interests, in whole or in part (including any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition, any other acquisition of Membership Interests by the Corporation, any acquisition of Membership Interests by the Company, any Permitted Transfer and any direct or indirect Transfer of an interest in any Member), be made:

(i) to any Person who lacks the legal right, power or capacity to own a Membership Interest;

(ii) in violation of applicable Law;

(iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest;

(iv) if the Board of Managers determines that such Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Section 4975(c) of the Code);

(v) if the Board of Managers determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Company would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101;

(vi) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities Laws;

(vii) if the Board of Managers determines that such Transfer creates a material risk that the Company would become a reporting company under the Exchange Act;

(viii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA; or

(ix) if the Board of Managers reasonably determines that (1) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation, (2) there would be a material risk that such Transfer would result in the Company having more than 100 partners, within the meaning of Regulations section 1.7704-1(h) (determined taking into account the rules of Regulations section 1.7704-1(h)(3)), (3) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, (4) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation or a “publicly traded partnership” pursuant to Section 7704 of the Code or (5) such Transfer would cause the Company to have a material withholding obligation under Section 1446(f) of the Code or a successor provision.

(c) Transfers pursuant to this Article XI, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of any month, unless the Board of Managers otherwise agrees.

Section 11.7 Restrictions on a Termination Transaction of the Corporation.

(a) So long as any Initial Member continues have a right to nominate a director to the Board of Directors pursuant to the Director Nomination Agreement (as defined in the Business Combination Agreement), no member of the Parent Corporation Group shall engage in, or cause or permit, a Termination Transaction of the Corporation, other than (x) with the Consent of the Non-Blocker Members or (y) either:

(i) in connection with any such Termination Transaction of the Corporation, each holder of Common Units (other than any member of the Parent Corporation Group) will receive an amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Article XIV and received Class A Shares in exchange for its Common Units immediately prior to consummation of the Termination Transaction of the Corporation; provided that if, in connection with such Termination Transaction of the Corporation, any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Class A Shares shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares, each holder of Common Units (other than any member of the Parent Corporation Group) will receive, or will have the right to elect to receive, the amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Article XIV and received Class A Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction of the Corporation shall have been consummated (the Fair Market Value, at the time of the Termination Transaction of the Corporation, of the amount specified herein with respect to each Common Unit is referred to as the “Transaction Consideration”); or

(ii) all of the following conditions are met: (1) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction of the Corporation are, immediately after the Termination Transaction of the Corporation, owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (2) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; (3) the Non-Blocker Members that held Common Units immediately prior to the consummation of such Termination Transaction of the Corporation own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction unless such

Non-Blocker Members receive cash compensation for such Common Units; (4) the rights of such Non-Blocker Members with respect to the Surviving Company are no less favorable in the aggregate as those of the Non-Blocker Members holding Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (5) below) and as those applicable to any other Non-Blocker Members of the Surviving Company; and (5) such rights include the right to redeem their interests in the Surviving Company on the terms and conditions no less favorable in the aggregate as those set forth in Article XIV.

(b) So long as the restrictions on a Termination Transaction of the Corporation set forth in Section 11.7 are applicable, in the event of a Termination Transaction of the Corporation that satisfies either Section 11.7(a)(i) or Section 11.7(a)(ii) or is approved by a Consent of the Non-Blocker Members, each of the Non-Blocker Members (i) agrees not to demand or exercise appraisal or dissenters rights under any applicable business corporation law or other law with respect to such Termination Transaction of the Corporation as to which such appraisal rights may be available with respect to such Member’s Class B Shares, (ii) shall vote (and if applicable, cause each of its Affiliates to vote) their respective Capital Shares and/or Common Shares (1) in favor of the Termination Transaction of the Corporation and (2) in opposition to any and all other proposals that could oppose, prevent, delay, or impair the Corporation’s ability to close the proposed Termination Transaction of the Corporation and (iii) shall refrain from depositing (and if applicable cause each of its Affiliates to refrain from depositing) any Capital Shares and/or Common Shares in a voting trust or subjecting any such shares to any arrangement or agreement with respect to voting any such shares, unless the Corporation specifically so requests in connection with the proposed Termination Transaction of the Corporation.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.1 Members; Admission of Additional Members.

(a) A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Membership Interests and in accordance herewith shall be admitted to the Company as an Additional Member only upon furnishing to the Company with (i) evidence of acceptance, in form and substance satisfactory to the Board of Managers, of all of the terms and conditions hereof, (ii) a counterpart signature page hereto executed by such Person, (iii) Consent by Spouse, if applicable, and (iv) such other documents or instruments as may be required by the Board of Managers in order to effect such Person’s admission as an Additional Member.

(b) Notwithstanding anything to the contrary in this Section 12.1, no Person shall be admitted as an Additional Member without the consent of the Board of Managers. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Board of Managers to such admission and the satisfaction of all the conditions set forth in Section 12.1(a).

(c) If any Additional Member is admitted to the Company, all distributions with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 12.2 Limit on Number of Members. Unless otherwise permitted by the Board of Managers, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Section 12.3 Admission. A Person shall be admitted to the Company as a Non-Blocker Member of the Company or a Board of Managers of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth herein for admission to the Company as a Non-Blocker Member.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 No Dissolution. The Company shall not be dissolved upon (a) the admission of Additional Members or Substituted Members in accordance with the terms hereof, or (b) the Incapacity of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XIII, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 13.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the earliest to occurrence of any of the following events (each, a “Liquidating Event”):

(a) the Board of Managers’ determination, with the Consent of the Members, to dissolve the Company and wind up its affairs;

(b) the sale of all or substantially all of the Company’s assets;

(c) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

(d) the entry of a decree of judicial dissolution under Section 18-802 of the Act requiring such dissolution and winding up pursuant to Law.

Section 13.3 Distribution upon Dissolution.

(a) Upon the dissolution of the Company pursuant to Section 13.2, unless the Company is continued pursuant to Section 13.2, the Board of Managers or any Person elected by a Majority in Interest of the Members (the Board of Managers or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof, and the proceeds therefrom (which may, to the extent determined by the Board of Managers, include shares of stock in the Corporation) shall be applied and distributed in the following order:

(i) first, to the satisfaction of all of the Company’s debts and liabilities to creditors including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) the balance, if any, to the Member in accordance with Section 5.1.

The Board of Managers shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b) Notwithstanding the provisions of Section 13.3(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value in its good faith of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Board of Managers or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIII may be:

(i) distributed to a trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Board of Managers arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Board of Managers, in the same proportions and amounts as would otherwise have been distributed to the Member pursuant hereto; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided that such withheld or escrowed amounts shall be distributed to the Member in the manner and order of priority set forth in Section 13.3(a) as soon as practicable.

Section 13.4 Rights of Members. Except as otherwise provided herein and subject to the rights of any Member set forth in a Membership Interest Designation, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XIII, and the Certificate shall have been cancelled in the manner required by the Act.

Section 13.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.3, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions hereof shall remain in effect between and among the Members during the period of liquidation.

ARTICLE XIV

REDEMPTION RIGHTS

Section 14.1 Redemption Rights of Qualifying Parties.

(a) Redemption.

(i) After the expiration or earlier termination of the Lock-Up Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein, including, for the avoidance of doubt, Section 14.1(b) and Section 14.1(c)) to redeem all or a portion of the Common Units held by such Qualifying Party (any such Common Units with respect to which a Qualifying Party has exercised such right, “Tendered Units”) in exchange for the Cash Amount payable on the Specified Redemption Date (in each case, a “Redemption”); provided, however, that the Company may, in the Board of Managers’ sole discretion, redeem Tendered Units at the request of a Qualifying Party prior to the end of the Lock-Up Period (such a Redemption, which shall, for the avoidance of doubt, constitute and be treated as a Redemption for all purposes hereof, a “Special Redemption”); provided, further, that the Board of Managers first receives an opinion of counsel for the Qualifying Party reasonably satisfactory to the Board of Managers to the effect that the proposed Special Redemption will not cause the Company or the Corporation to violate any federal or state securities Laws or regulations applicable to the Special Redemption or the issuance and sale of Class A Shares pursuant to a Corporation Unit Acquisition. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company by the Qualifying Party (the “Tendering Party”) not less than five (5) and not more than twenty (20) Business Days prior to the Specified Redemption Date; provided that, notwithstanding anything herein to the contrary, a Notice of Redemption may only be submitted up to two (2) times per quarter of the Fiscal Year. The Company’s obligation to effect a Redemption shall be subject to Section 14.1(b) and shall not be binding on the Company until the Business Day following the Cut-Off Date. The Company and the Tendering Party shall consummate the Redemption on the Specified Redemption Date, upon which the Tendering Party will transfer to the Company the Tendered Units and the Company shall deliver to the Tendering Party the applicable Cash Amount as a certified or bank check payable to the Tendering Party or, in the Board of Managers’ sole and absolute discretion, by wire transfer of funds to a bank account specified on the Notice of Redemption on or before the Specified Redemption Date. If the Tendering Party has provided all the requisite information to the Company as set forth in a valid Notice of Redemption and Section 14.1(a)(ii) and the Cash Amount is not paid on or before the Specified Redemption Date, in addition to any other rights or remedies that the Tendering Party may have hereunder or otherwise, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the IRS.

(ii) Unless the Corporation has elected to effect a Corporation Unit Acquisition pursuant to Section 14.1(b), the Tendering Party shall transfer and surrender the Tendered Units to be redeemed to the Company, in each case free and clear of all liens and encumbrances, except for restrictions on transfer arising under applicable federal or state securities laws, and the Company shall cancel the redeemed Tendered Units.

(iii) If the Common Units to be redeemed by the Tendering Party are represented by a certificate or certificates, prior to the Specified Redemption Date, the Tendering Party shall also present and surrender such certificate or certificates representing such Common Units during reasonable business hours at the principal executive offices of the Company. If required by the Board of Managers, the Tendering Party shall also deliver, prior to the Specified Redemption Date, instruments of transfer, in forms reasonably satisfactory to the Board of Managers, duly executed by the Tendering Party or the Tendering Party’s duly authorized representative.

(iv) Notwithstanding the foregoing, in the event of a Termination Transaction of a Non-Blocker Member, the Board of Managers may elect, pursuant to a notice delivered to such Terminating Non-Blocker Member, specifying a Specified Redemption Date (the “Termination Transaction Notice”), to require the Non-Blocker Member, applicable Substituted Member or Assignee to effect a Redemption (a “Termination Transaction Redemption”) solely with respect to all or any portion of the Membership Interests Transferred in such Termination Transaction of a Non-Blocker Member (the “Termination Transaction Units”), which shall be effective immediately prior to the consummation of such Termination Transaction of a Non-Blocker Member (but, for the avoidance of doubt, shall be conditioned on the occurrence of such Termination Transaction of a Non-Blocker Member, and shall not be effective if such Termination Transaction of a Non-Blocker Member is not consummated). In connection with a Termination Transaction Redemption, such Redemption shall be settled with the Cash Amount with respect to the Termination Transaction Units or as otherwise determined by the Board of Managers in connection with such Termination Transaction of such Non-Blocker Member (including pursuant to Section 14.1(b)) and effected pursuant to the foregoing clauses in this Section 14.1(a) as if the Termination Transaction Units are “Tendered Units” therein.

(b) Acquisition by the Corporation.

(i) Notwithstanding the provisions of Section 14.1(a), the Corporation may, in the sole discretion of the Board of Directors, elect to acquire some or all of the Tendered Units from the Tendering Party or Termination Transaction Units from the Terminating Non-Blocker Member (the Tendered Units or Termination Transaction Units, as applicable, with respect to which the Corporation elects to acquire, the “Acquired Units” and the percentage of Tendered Units or Termination Transaction Units, as applicable, the Corporation elects to acquire, the “Acquired Percentage”) in exchange for the applicable portion of the Class A Shares Amount or the Cash Amount as set forth in this Section 14.1(b) (a “Corporation Unit Acquisition”), by delivering written notice of such election to the Tendering Party or the Terminating Non-Blocker Member and the Company, specifying the Acquired Units, the Acquired Percentage and the form of consideration (as contemplated by Section 14.1(b)), prior to 5:00 p.m., New York City time, on the Cut-Off Date (an “Election Notice”); provided that, if (1) the Corporation does not provide written notice to the Tendering Party or the Terminating Non-Blocker Member and the Company of its election to effect a Corporation Unit Acquisition and (2) does not notify the Tendering Party or the Terminating Non-Blocker Member and the Company in writing of the Corporation’s decision not to effect a Corporation Unit Acquisition (any such notice, a “Declination Notice”), in each case, prior to 5:00 p.m., New York City time, on the Cut-Off Date, the Corporation shall be deemed to have elected to acquire all of the Tendered Units or Termination Transaction Units, as applicable (and all Tendered Units or Termination Transaction Units, as applicable, shall be deemed Acquired Units) in exchange for the applicable portion of the Class A Shares Amount or the Cash Amount as set forth in this Section 14.1(b).

(ii) If the Corporation delivers such Election Notice to the Tendering Party or the Terminating Non-Blocker Member and the Company prior to 5:00 p.m., New York City time, on the Cut-Off Date, or the Corporation is deemed to have elected to acquire all of the Tendered Units or Termination Transaction Units, as applicable under Section 14.1(b)(i), then on the Specified Redemption Date, the Tendering Party or the Terminating Non-Blocker Member, as applicable, shall sell to the Corporation, and the Corporation shall purchase, the Acquired Units for, in the Corporation’s sole discretion, (1) a number of Class A Shares equal to the product of the Class A Shares Amount, multiplied by the Acquired Percentage, (2) cash in an amount equal to the product of the Cash Amount, multiplied by the Acquired Percentage or (3) a combination of the consideration set forth in the foregoing clauses (1) and (2); provided that, in no event shall the aggregate value of the consideration under this clause (3) be less than the Cash Amount, multiplied by the Acquired Percentage. The Corporation shall be treated for all purposes hereof as the owner of such Acquired Units; provided that, if the Corporation funds the Cash Amount other than through the issuance of Class A Shares, such Acquired Units will be reclassified into another Equivalent Units of the Company if the Board of Managers determines such reclassification is necessary. On or prior to the Specified Redemption Date, the Tendering Party or the Terminating Non-Blocker Member shall submit such written representations, investment letters, legal opinions or other instruments that are reasonably necessary, in the view of the Corporation, to effect compliance with the Securities Act. In the event of a purchase of Acquired Units by the Corporation pursuant to this Section 14.1(b), the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of such Acquired Units, and upon consummation of such purchase on the Specified Redemption Date, the Company shall not have any obligation to redeem the Acquired Units under Section 14.1(a).

(iii) If the Corporation elects to acquire Acquired Units for Class A Shares, in whole or in part, then the Corporation shall deliver to the Tendering Party or the Terminating Non-Blocker Member the applicable number of Class A Shares (as determined under Section 14.1(b)(ii)) as duly authorized, validly issued, fully paid and non-assessable Class A Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Charter, the Securities Act and relevant state securities or “blue sky” Laws. Except as set forth in any written agreement to which the Corporation is a party, no Tendering Party or Terminating Non-Blocker Member whose Acquired Units are acquired by the Corporation pursuant to this Section 14.1(b), any Member, any Assignee or any other interested Person shall have any right to require or cause the Corporation to register, qualify or list any Class A Shares owned or held by such Person, whether or not such Class A Shares are issued pursuant to this Section 14.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any securities exchange. Notwithstanding any delay in such delivery, the Tendering Party or the Terminating Non-Blocker Member shall be deemed the owner of such Class A Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A Shares issued upon an acquisition of Acquired Units by the Corporation pursuant to this Section 14.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities Laws as the Corporation in good faith determines to be necessary or advisable in order to ensure compliance with such Laws.

(iv) If the Corporation elects to acquire the Acquired Units for cash, in whole or in part, the Corporation shall deliver to the Tendering Party or the Terminating Non-Blocker Member the applicable amount of cash (as determined under Section 14.1(b)(ii)) as a certified or bank check payable to the Tendering Party or the Terminating Non-Blocker Member or, in the Board of Managers’ sole and absolute discretion, by wire transfer of funds to a bank account specified on the Notice of Redemption or as provided in writing by the Terminating Non-Blocker Member on or before the Specified Redemption Date.

(v) If the Corporation elects to acquire Acquired Units, the Corporation shall contribute such Acquired Units to the Blocker Member as soon as reasonably practicable after the Corporation Unit Acquisition. Notwithstanding any other provision of this Agreement, for the avoidance of doubt, the Blocker Member shall continue as a Member of the Company with respect to any Common Units or other Equivalent Units in the Company it receives hereunder.

(c) Notwithstanding anything to the contrary herein, with respect to any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition pursuant to this Section 14.1:

(i) without the consent of the Board of Managers, no Tendering Party may effect a Redemption for less than the lesser of (1) 10,000 Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Board of Managers) or (2) all of the remaining Common Units held by such Tendering Party;

(ii) if (1) a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Members holding Common Units, and before the record date established by Corporation for a dividend to its stockholders of some or all of its portion of such Company distribution, and (2) the Board of Managers elects to redeem any of such Tendered Units in exchange for Class A Shares pursuant to Section 14.1(b), then such Tendering Party shall pay to the Board of Managers on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units;

(iii) the consummation of such Redemption, Termination Transaction Redemption or such Corporation Unit Acquisition shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

(iv) the Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5) all Common Units subject to any Redemption or Corporation Unit Acquisition, and be treated as a Non-Blocker Member or an Assignee, as applicable, with respect to such Common Units for all purposes hereof, until the Specified Redemption Date and until such Tendered Units are redeemed or acquired, as applicable;

(v) until the Specified Redemption Date, the Tendering Party or the Terminating Non-Blocker Member shall have no rights as a stockholder of Corporation with respect to the Class A Shares issuable in connection with any Corporation Unit Acquisition;

(vi) following the expiration of the Lock-up Period, the Board of Managers shall establish a Specified Redemption Date in each quarter of each Fiscal Year, provided that (1) the Board of Managers may postpone any such date one or more times, (2) the Board of Managers shall provide notice to the Members of each Specified Redemption Date at least forty-five (45) days prior to such Specified Redemption Date and (3) the Board of Managers may, in its sole discretion, establish additional or other Specified Redemption Dates on such terms and conditions as determined by the Board of Managers in its sole discretion, if it determines that doing so would not create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code;

(vii) if the applicable Qualifying Party is Prism and Prism has exercised its redemption right under Section 14.1 with respect to a certain number of Tendered Units at the direction of one (1) or more members of Prism (such members, the “Tendering Prism Members”) in accordance with the limited liability company agreement of Prism, then, immediately prior to the consummation of the applicable Redemption or Corporation Unit Acquisition, Prism shall distribute to such Tendering Prism Members such Tendered Units (a “Prism Redemption Distribution”) in exchange for a corresponding number of equity interests in Prism and, notwithstanding anything to the contrary herein, such Tendering Prism Members shall be deemed an Assignee and the Tendering Party with respect thereto for all purposes hereunder; provided that such Tendering Prism Member executes and delivers the Notice of Redemption with respect thereto;

(viii) the Tendering Party or the Terminating Non-Blocker Member shall deliver to the Corporation or the Company, as applicable, a certificate, dated as of the date of the Redemption and sworn under penalties of perjury, in a form reasonably acceptable to the Corporation or the Company, as applicable, certifying as to such Tendering Party’s or the Terminating Non-Blocker Member taxpayer identification number and, to the extent applicable, that such Tendering Party or the Terminating Non-Blocker Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable Law); provided that if such Tendering Party or the Terminating Non-Blocker Member does not certify as to the foregoing, the sole remedy of the Corporation or the Company, as applicable, shall be to withhold any required taxes with respect to such Tendering Party or the Terminating Non-Blocker Member pursuant to Section 14.1(e);

(ix) in connection with any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition, a number of Class B Shares shall be surrendered and cancelled in accordance with the Charter;

(x) for U.S. federal and applicable state and local income tax purposes, each of the Tendering Party or the Terminating Non-Blocker Member, the Company and the Corporation agree to treat each Corporation Unit Acquisition as a sale by the Tendering Party or the Terminating Non-Blocker Member of their respective Common Units (together with the Class B Shares) to the Corporation in exchange for the issuance or payment by the Corporation of the Class A Shares Amount or the Cash Amount; and

(xi) in connection with any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition, upon the acceptance of the Class A Shares Amount or the Cash Amount, the Tendering Party or the Terminating Non-Blocker Member shall represent and warrant that the Tendering Party or the Terminating Non-Blocker Member, as applicable, is the owner of the number of Common Units and Class B Shares the Tendering Party is electing to have the Company redeem or in the case of the Terminating Non-Blocker Member, for which the Company has determined shall be redeemed, and that such Common Units and Class B Shares are not subject to any liens or restrictions to transfer the securities (other than restrictions imposed hereby and by the Charter).

(d) The Board of Managers may (i) impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions) or (ii) require any Member or group of Members to redeem all of their Common Units, in each case to the extent it reasonably determines, based on written advice from a nationally-recognized law firm or accounting firm at a “will” level, and with the prior written consent of Prism and Clairvest (such consent not to be unreasonably withheld, conditioned or delayed), that such limitations and restrictions are, or such Redemption is, as applicable, necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Board of Managers to such Member or group of Members requiring such Redemption (which notice shall, for the avoidance of doubt, be delivered after Prism’s and Clairvest’s written consent shall have been obtained and which shall be accompanied by the written advice from a nationally-recognized law firm or accounting firm referred to above), such Member or group of Members shall be treated as having exercised their rights pursuant to Section 14.1(a)(i) to redeem all of their Common Units in a Redemption on such date (and such date shall be deemed to be a Specified Redemption Date for purposes hereof).

(e) Each of the Company and the Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes hereof as having been paid to the Tendering Party.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Amendments.

(a) Except as otherwise required or permitted hereby (including Section 7.1 and Section 15.1(b)), amendments hereto must be approved by the consent of the Blocker Member and the Consent of the Non-Blocker Members, and may be proposed only by (a) the Blocker Member or (b) a Majority in Interest of the Non-Blocker Members. Following such proposal, the Board of Managers shall submit to the Members any proposed amendment that, pursuant to the terms hereof, requires the Consent of any Member. The Board of Managers shall seek the Consent of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 8.2. Upon obtaining any such Consent, or any other Consent required hereby, and without further action or execution by any other Person, including any Non-Blocker Member, (a) any amendment hereto may be implemented and reflected in a writing executed solely by the Company, and (b) the Members shall be deemed a party to and bound by such amendment hereof. Within thirty (30) days after the effectiveness of any amendment hereto that does not receive the Consent of the Members, the Company shall deliver a copy of such amendment to the Members that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary herein, this Agreement may not be amended without the consent of the Blocker Member.

(b) Notwithstanding anything to the contrary herein, this Agreement shall not be amended, and no action may be taken by the Company, without the Consent of each Member, if any, adversely affected thereby, if such amendment or action would (i) modify the limited liability of any Member (including, without limitation, as described in Section 7.3 and Section 7.4) (ii) modify the rights and obligations set forth in Sections 7.6, 7.7 and 7.8 with respect to indemnification of Covered Persons (iii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article V or Section 13.3(a)(iii), or alter the allocations specified in Article VI (except, in any case, as permitted pursuant to Sections 4.3, 5.5 and 7.1(d)), (iv) alter or modify in a manner that adversely affects any Member the Redemption rights, Cash Amount or Class A Shares Amount as set forth in Section 14.1, or amend or modify any related definitions (except for amendments hereto), (v) would convert the Company into a corporation (other than in connection with a Termination Transaction of the Corporation) or (vii) amend Section 15.1(b); provided, however, that, with respect to the foregoing clauses (iii), (iv), (v) and (vi), the Consent of any individual Member adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Membership Interests on a uniform or pro rata basis, if approved by a Majority in Interest of the Members of such class or series. Further, no amendment may alter the restrictions on the Board of Managers’ authority set forth elsewhere in this Section 7.1 without the Consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such Consent by any other Member.

Section 15.2 Governing Law; Arbitration; Fair Market Value Challenge.

(a) Applicable Law. This Agreement, and all claims, causes of action and disputes (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

(b) Arbitration.

(i) Except as set forth in Section 15.2(c), all claims, causes of actions and disputes (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, including any dispute regarding the interpretation or scope of this arbitration agreement (each, a “Dispute”), shall be resolved by final and binding arbitration (the “Arbitration”). The arbitration shall be administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Rules then in effect (the “Rules”), as modified herein.

(ii) There shall be three (3) arbitrators (the “Tribunal”). If there are only two (2) parties to the arbitration, each party shall select one (1) arbitrator within thirty days of the receipt by respondent of a copy of the demand for arbitration. The two (2) arbitrators so appointed shall nominate the third and presiding arbitrator within ten (10) days of the appointment of the second arbitrator. If there are more than two (2) parties to the arbitration, the parties shall have fifteen (15) days from receipt by respondents of the request for arbitration to agree in writing to a method for the constitution of the arbitral tribunal, failing which all three (3) arbitrators shall be appointed by the AAA pursuant to the Rules. If any of the parties or their nominated arbitrators fail to appoint an arbitrator within the time periods specified herein, such arbitrator shall be appointed by the AAA pursuant to the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience litigating large, complex commercial disputes, including substantial experience with Delaware alternative entity law.

(iii) If a Dispute arises or arbitration is filed when one (1) or more arbitrations are already pending hereunder or under the Tax Receivable Agreement (collectively, the “Related Arbitration Agreements”), then any party hereto may request that the new Dispute or subsequently filed arbitration be consolidated into any prior pending arbitration, whether or not the arbitrations are between identical parties. The new Dispute or arbitration shall be so consolidated; provided that the arbitral tribunal for the prior pending arbitration determines that (1) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (2) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. Any such order of consolidation issued by the arbitral tribunal shall be final and binding upon the parties. The arbitral tribunal for the prior pending arbitration into which a new Dispute is consolidated shall serve as the arbitral tribunal for the consolidated arbitration. The parties agree that upon such an order of consolidation, they will promptly dismiss any arbitration brought hereunder or under any Related Arbitration Agreement, the subject of which has been consolidated into another arbitral proceeding hereunder or under any Related Arbitration Agreement.

(iv) The place of arbitration shall be New York, New York. Judgment upon any award rendered in the arbitration will be binding and may be entered and enforced in any court of competent jurisdiction. There shall be limited discovery prior to the arbitration hearing as follows: (1) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated and (2) depositions of all party witnesses. Upon a showing of good cause, the Tribunal may permit additional depositions and direct further document discovery. The Tribunal shall have the discretion to control the scope and sequencing of discovery, consistent with the Rules. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Within sixty (60) days of the completion of the arbitration hearing and any related briefing, the Tribunal shall provide in writing to the parties the basis for the award or order of the Tribunal, including the calculation of any damages awarded. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(v) By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the Tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the Tribunal’s orders to that effect. In any such judicial action: (1) each of the parties irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in Delaware (the “Delaware Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (2) each of the parties irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Delaware Court; (3) each of the parties irrevocably consents to service of process or an arbitration demand by first class certified mail, return receipt requested, postage prepaid; and (4) each of the parties hereby irrevocably waives any and all right to trial by jury.

(vi) Each party hereto agrees and acknowledges that it will continue to perform its obligations hereunder during the pendency of any dispute that is under review by a Tribunal (except to the extent such performance requires performance of a condition precedent by another party hereto, which such other party fails to perform).

(c) Fair Market Value Challenge. If the Board of Managers determines a Fair Market Value pursuant hereto, any Non-Blocker Member may request by written notice (a “Valuation Notice”) to the Board of Managers that the Board of Managers appoint an independent third-party appraiser or partner or senior employee of a valuation firm with experience in the industry in which the Company operates and that is reasonably acceptable to the Members delivering such Valuation Notice (the “Valuation Expert”) to review and revise such determination. The Board of Managers shall use commercially reasonable efforts to appoint a Valuation Expert within twenty (20) Business Days of its receipt of a Valuation Notice. The Valuation Expert shall be instructed to determine the Fair Market Value of the subject asset in accordance with the terms hereof and the valuation instructions specified by the Board of Managers (which may not be inconsistent with the terms hereof and which shall be based on customary valuation techniques) and, barring exceptional circumstances, to deliver its determination thereof (the “Valuation Determination”) to the Board of Managers and such Non-Blocker Member within thirty (30) days after its engagement, and both the Board of Managers and such Blocker Member shall have a reasonable opportunity to make submissions to the Valuation Expert in relation thereto, in the manner and the procedure to be determined by the Valuation Expert. If the Valuation Determination is an amount that is higher or lower than the amounts that are, as applicable, plus or minus 5% of the determination of Fair Market Value set forth by the Board of Managers (the “FMV Threshold Amounts”), the Valuation Determination shall be final and binding on the Company, the Board of Managers and such Non-Blocker Member and shall constitute the Fair Market Value of the subject asset, and the Company shall be solely responsible for all related fees and expenses of the Valuation Expert. If the Valuation Determination is an amount that is not higher or lower, as applicable, than the FMV Threshold Amounts, then the Valuation Determination shall be disregarded and the determination of Fair Market Value set forth by the Board of Managers shall stand and be final and binding on the Company, the Board of Managers and such Non-Blocker Member, and the requesting Non-Blocker Member shall be solely responsible for all related fees and expenses of the Valuation Expert. The Valuation Expert shall act as an expert, not as an arbitrator, and the submission to the Valuation Expert and his or her resulting determination shall not be subject to any objection or other grounds for non-recognition or non-enforcement as might be applicable to an arbitration agreement or arbitration award and shall not be governed by the Federal Arbitration Act, Title 9 of the Code or by any state Law applying to arbitral agreements or awards.

Section 15.3 Accounting and Fiscal Year. Subject to Section 448 of the Code, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Board of Managers. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Company, the fraction thereof commencing on the Closing Date or ending on the date on which the winding-up of the Company is completed, as the case may be, unless otherwise determined by the Board of Managers and permitted under the Code.

Section 15.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Original Agreement.

Section 15.5 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes hereof.

Section 15.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, (i) with respect to the Members, at the addresses and email addresses (or to such other address or email address as a Member may have specified by notice given to the other parties hereto pursuant to this provision) set forth in Schedule I and (ii) with respect to the Company, to:

Digital Media Solutions, Inc.

4800 140th Avenue North, Suite 101

Clearwater, FL 33762

Attention: General Counsel

Email: rfoster@dmsgroup.com

Section 15.7 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and permitted assigns and all other Persons hereafter holding, having or receiving a Membership Interest in the Company, whether as Assignees, Substituted Members or otherwise.

Section 15.8 Severability. If any provision hereof as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision herein, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 15.9 Confidentiality.

(a) Each Member shall not, and shall cause his, her or its Affiliates not to (each of the foregoing, in such capacity, the “Disclosing Person”), from and after Closing Date use in any manner detrimental to the business of the Company, any of its Controlled Entities or any Member or any of its Affiliates, or disclose, publish or divulge to any Person, any Confidential Information of the Company, any of its Controlled Entities or any other Member (each a “Protected Person”). Notwithstanding the foregoing, each Member shall be permitted to disclose Confidential Information of the Company or any of its Controlled Entities (i) to any Representative of such Person so long as such Representative has a “need to know” such Confidential Information for a valid business purpose and has been advised of the confidential nature of such Confidential Information and has agreed to comply with this Section 15.9 applicable to such Confidential Information; provided that such Disclosing Person shall be liable for any breach of this Section 15.9 by any such Representative (assuming for purposes of this proviso that such Representative is a Disclosing Person subject to the restrictions set forth in this Section 15.9) or (ii) to the extent required to be disclosed by such Member or any of its Representatives pursuant to Law or the rules of any securities exchange on which the securities of such Member or any of its Affiliates is listed. As used herein, the term “Representatives” means, with respect to any Member, such Member’s officers, directors, employees, equityholders, partners, members, Affiliates, accountants, attorneys, consultants, co-investors, investors, potential partners, financing sources, bankers, advisors and other agents or representatives who actually receive Confidential Information; provided, however, that (A) no person shall be considered one of the Blocker Member’s or the Corporation’s Representatives or Affiliates unless such person receives Confidential Information from or on behalf of the Blocker Member or the Corporation and (B) no portfolio company of any Affiliate of the Corporation shall be deemed to have received Confidential Information solely due to the fact that such Affiliates’ directors, officers or employees may serve as directors, officers or employees of such portfolio company solely to the extent that any such individual does not provide any Confidential Information to such portfolio company and does not use any Confidential Information in connection with his or her role at such company.

(b) As used herein, the “Confidential Information” means, with respect to each Protected Person, all data, information, reports, interpretations, forecasts and records, financial or otherwise, of such Protected Person that are not available to the general public; provided that Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by any Disclosing Person not otherwise permitted pursuant to this Section 15.9, (ii) was or becomes available to a Disclosing Person on a nonconfidential basis from a source other than the Protected Person; provided that, to the knowledge of the Disclosing Person, such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to such Protected Person with respect to such information, (iii) is developed independently by the Disclosing Party without the use of any Confidential Information (other than in such Person’s capacity as an officer, manager, director, employee or consultant of the Company or its Affiliates) or (iv) is required to be disclosed by applicable Law or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, it being understood that, so long as it is permitted by applicable Law or such process or standards, the Disclosing Person shall provide written notice to the Protected Person as far in advance as reasonably practicable of such requirement and cooperate with the Protected Person, at the Protected Person’s sole expense, in seeking a protective order with respect to the Confidential Information sought pursuant to such requirement.

(c) Notwithstanding anything to the contrary herein, (i) each Member may disclose Confidential Information to any federal, state, local or foreign regulatory or self-regulatory body, or any securities exchange or listing authority, as part of a routine audit not targeted at such Confidential Information without providing notice to any other party hereto and (ii) nothing herein shall prohibit a Member from (1) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with the SEC, (2) providing Confidential Information to the SEC or providing the SEC with information that would otherwise violate any part hereof to the extent permitted by Section 21F of the Exchange Act, (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company or any of its Affiliates or any other Member or (4) receiving a monetary award as set forth in Section 21F of the Exchange Act.

Section 15.10 Consent by Spouse. Each Non-Blocker Member who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property Laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit C, and at the time of execution hereof. Each such Non-Blocker Member shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Non-Blocker Member. Each Non-Blocker Member agrees and acknowledges that compliance with the requirements of this Section 15.13 by each other Non-Blocker Member constitutes an essential part of the consideration for his or her execution hereof.

Section 15.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart hereof in .pdf format via email shall be effective as delivery of an original counterpart hereof.

Section 15.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

Section 15.13 Survival. The provisions of Section 7.6 and this Article XV (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Company and/or the termination hereof.

Section 15.14 Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

Section 15.15 Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by (a) the Company without the prior written consent of all Members or (b) any Member without the prior written consent of the Board of Managers, and any such assignment without such prior written consent shall be null and void; provided that the Blocker Member may transfer all (but not less than all) of its rights, interests and obligations hereunder to the Corporation without the consent of any Member or the Board of Managers, including by operation of law or otherwise, and all references hereunder to the Blocker Member shall refer to the Corporation following such transfer.

Section 15.16 Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy hereunder, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy hereunder, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out hereof, or any power, right, privilege or remedy hereunder, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

PRISM DATA, LLC, a Delaware limited liability company

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Manager

CEP V-A DMS AIV LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

CEP V DMS US BLOCKER COMPANY, a Delaware corporation

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

[Signature Page to Amended and Restated Partnership Agreement of Digital Media Solutions Holdings, LLC]

Solely with respect to Section 4.4, Section 4.5, Section 4.6, Section 7.2, Section 7.3, Section 11.7 and Section 14.1(b):

DIGITAL MEDIA SOLUTIONS, INC., a Delaware corporation

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci Title: Chief Executive Officer

Solely with respect to Section 7.2(b) and Section 7.3(d):

/s/ Joseph Marinucci
Joseph Marinucci

/s/ Luis Ruelas
Luis Ruelas

/s/ Fernando Borghese
Fernando Borghese

/s/ Matthew Goodman
Matthew Goodman

/s/ David Shteif
David Shteif

/s/ Jonathan Katz
Jonathan Katz

[Signature Page to Amended and Restated Partnership Agreement of Digital Media Solutions Holdings, LLC]

SCHEDULE I

MEMBERS AND ASSIGNEES AS OF JULY 16, 2020

Member / Assignee	Address (for Notices)	Capital Account Balance as of Closing Date	Additional Capital Contributions (and Date Thereof)	Common Units
CEP V DMS US Blocker Company (Member)	CEP V DMS US Blocker Company c/o Digital Media Solutions, Inc. 4800 140th Avenue N., Suite 101 Clearwater, FL 33762 Email: rfoster@dmsgroup.com Attention: Ryan Foster	$322,937,930	N/A	32,293,793
Prism Data, LLC (Member)	Prism Data, LLC c/o Digital Media Solutions Holdings, LLC 4800 140th Avenue N., Suite 101 Clearwater, FL 33762 Email: jmarinucci@dmsgroup.com Attention: Joe Marinucci	$236,016,370	N/A	23,601,637
CEP V-A DMS AIV Limited Partnership (Member)	Clairvest GP Manageco Inc. 22 St. Clair Avenue East, Suite 1700 Toronto, ON M4T 2S3 Email: jmiller@clairvest.com Attention: James H. Miller	$22,554,330	N/A	2,255,433
Mathew Frary (Member)	Mathew Frary 1792 Covy Ct. Castle Rock, CO 80104	$0	$1,725,900 (July 16, 2020)	176,834
Stuart Butler (Member)	Stuart Butler 1967 Ridgetrail Drive Castle Rock, CO 80104	$0	$473,700 (July 16, 2020)	48,535

Member / Assignee	Address (for Notices)	Capital Account Balance as of Closing Date	Additional Capital Contributions (and Date Thereof)	Common Units
Douglas Davis (Member)	Douglas Davis 1606 Quail Lane Castle Rock, CO 80104	$0	$473,700 (July 16, 2020)	48,535
Beth Lazar (Member)	Beth Lazar 5452 Hacienda Pl. Parker, CO 80134	$0	$54,900 (July 16, 2020)	5,625
Per Pettersen (Member)	Per Pettersen 3 Las Alturas Road Santa Barbara, CA 93101	$0	$35,100 (July 16, 2020)	3,596
Nate Schaub (Member)	Nate Schaub 35 Bostick Circle, Beaufort, SC 29902	$0	$76,500 (July 16, 2020)	7,838
Terra Matrix LLC (Member)	Terra Matrix LLC c/o Estalea I LP 223 East De La Guerra Street Santa Barbara, CA 93101	$0	$89,700 (July 16, 2020)	9,191
Estalea I LP (Member)	Estalea I LP 223 East De La Guerra Street Santa Barbara, CA 93101	$0	$70,500 (July 16, 2020)	7,223

TOTAL		$581,508,630	$3,000,000 (July 16, 2020)	58,458,240

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Beth Lazar
Name: Beth Lazar

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Douglas Davis
Name: Douglas Davis

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

ESTALEA I LP

By:	/s/ Per Pettersen
Name: Per Pettersen
Title: Chief Executive Officer

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Mathew Frary
Name: Mathew Frary

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Nathan Schaub
Name: Nathan Schaub

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Stuart Butler
Name: Stuart Butler

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

TERRA MATRIX LLC

By:	/s/ Per Pettersen
Name: Per Pettersen
Title: Chief Executive Officer

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Per Pettersen
Name: Per Pettersen